                                                                    EXHIBIT 4.03

================================================================================





                           KELLOGG COMPANY, as Issuer,




                           CITIBANK, N.A., as Trustee



                                       AND



                       CITIBANK, N.A., as Collateral Agent




                                   ___________





                                    INDENTURE



                           Dated as of August 5, 1997



                                   ___________





================================================================================











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


                                                 TABLE OF CONTENTS
         PARTIES..................................................................................................1
         RECITALS.................................................................................................1
                    Authorization of Indenture....................................................................1
                    Compliance with Legal Requirements............................................................1
                    Purpose of and Consideration for Indenture....................................................1

                                                    ARTICLE ONE

                                                    DEFINITIONS

SECTION 1.1        Certain Terms Defined..........................................................................1
                   Additional Amounts.............................................................................1
                   Additional Collateral Agent....................................................................1
                   Attributable Debt..............................................................................1
                   Board of Directors.............................................................................2
                   Business Day...................................................................................2
                   Capital Stock..................................................................................2
                   Cedel   .......................................................................................2
                   Closing Date...................................................................................2
                   Collateral Agent...............................................................................2
                   Common Depositary..............................................................................2
                   Company .......................................................................................2
                   Consolidated Net Tangible Assets...............................................................2
                   Corporate Trust Office.........................................................................2
                   Coupon  .......................................................................................2
                   Debt    .......................................................................................2
                   Euroclear......................................................................................2
                   Event of Default...............................................................................2
                   Holder," "Holder of Notes," "Noteholder........................................................3
                   Indenture......................................................................................3
                   Kellogg (Deutschland)..........................................................................3
                   mortgage" and "mortgages.......................................................................3
                   Note" or "Notes................................................................................3
                   Officers' Certificate..........................................................................3
                   Opinion of Counsel.............................................................................3
                   Outstanding....................................................................................3
                   Paying Agent...................................................................................3
                   Payment Date...................................................................................3
                   Person  .......................................................................................3
                   Place of Payment...............................................................................4
                   Pledged Securities.............................................................................4
                   principal......................................................................................4
                   Principal Property.............................................................................4
                   property.......................................................................................4
                   Replacement Agent..............................................................................4
                   Responsible Officer............................................................................4
                   Restricted Period Expiration Date..............................................................4
                   Restricted Subsidiary..........................................................................4
                   Sale and LeaseBack Transaction.................................................................4
                   Series" or "Series of Notes....................................................................4


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

                   Subsidiary.....................................................................................5
                   Temporary Global Note..........................................................................5
                   Trustee .......................................................................................5
                   Trust Estate...................................................................................5
                   vice president.................................................................................5

                                                    ARTICLE TWO

                                                       NOTES

SECTION 2.1        Series Issuable; Denominations.................................................................5
SECTION 2.2        Execution, Authentication and Delivery of Notes................................................5
SECTION 2.3        Payments.......................................................................................7
SECTION 2.4        Collateral Agent and Paying Agents; Appointments...............................................9
SECTION 2.5        Cancellation, Destruction and Records.........................................................10
SECTION 2.6        Issue of Replacement Notes and Coupons........................................................10
SECTION 2.7        ISIN Numbers..................................................................................11

                                                   ARTICLE THREE

                                              COVENANTS OF THE ISSUER

SECTION 3.1        Payment of Principal and Interest.............................................................12
SECTION 3.2        Offices for Payment...........................................................................12
SECTION 3.3        Appointment to Fill a Vacancy in Office of Trustee............................................12
SECTION 3.4        Written Statement to Trustee..................................................................12
SECTION 3.5        Limitations upon Liens........................................................................12
SECTION 3.6        Limitation on Liens on Pledged Securities.....................................................14
SECTION 3.7        Limitations upon Sale and LeaseBack Transactions..............................................14
SECTION 3.8        Limitations upon Certain Activities by Kellogg (Deutschland)..................................15

                                                   ARTICLE FOUR

                                                     SECURITY

SECTION 4.1        Pledge of Pledged Securities..................................................................15
SECTION 4.2        Dividends and Distributions; Voting...........................................................15
SECTION 4.3        Distributions Belonging to Trust Estate.......................................................16
SECTION 4.4        Collateral Agent May Take Action..............................................................16
SECTION 4.5        Remedies......................................................................................17
SECTION 4.6        Application of Money Collected................................................................17
SECTION 4.7        Release of Trust Estate.......................................................................18

                                                   ARTICLE FIVE

                                      REMEDIES OF THE TRUSTEE AND NOTEHOLDERS
                                                ON EVENT OF DEFAULT

SECTION 5.1        Event of Default Defined......................................................................18
SECTION 5.2        Acceleration of Maturity......................................................................19
SECTION 5.3        Waiver of Default.............................................................................19
SECTION 5.4        Collection of Indebtedness by Trustee; Trustee May Prove Debt.................................19


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

SECTION 5.5        Application of Proceeds.......................................................................21
SECTION 5.6        Suits for Enforcement.........................................................................22
SECTION 5.7        Restoration of Rights on Abandonment of Proceedings...........................................22
SECTION 5.8        Limitations on Suits by Noteholders...........................................................22
SECTION 5.9        Unconditional Right of Noteholders to Institute Certain Suits.................................23
SECTION 5.10       Powers and Remedies Cumulative; Delay or Omission Not Waiver of Default.......................23
SECTION 5.11       Control by Noteholders........................................................................23
SECTION 5.12       Waiver of Past Defaults.......................................................................23

                                                    ARTICLE SIX

                                       THE TRUSTEE AND THE COLLATERAL AGENT

SECTION 6.1        Duties and Responsibilities of the Trustee; During Default; Prior to Default..................24
SECTION 6.2        Certain Rights of the Trustee.................................................................25
SECTION 6.3        Rights, Duties and Responsibilities of the Collateral Agent; Additional Collateral Agents.....26
SECTION 6.4        Not Responsible for Recitals, Disposition of Notes or Application of Proceeds Thereof.........27
SECTION 6.5        Trustee and Agents May Hold Notes; Collections, etc...........................................27
SECTION 6.6        Moneys Held by Trustee........................................................................27
SECTION 6.7        Compensation and Indemnification of Trustee and Its Prior Claim...............................27
SECTION 6.8        Right of Trustee and Collateral Agent to Rely on Officers' Certificate, etc...................28
SECTION 6.9        Disqualification of Trustee or Collateral Agent; Conflicting Interests........................28
SECTION 6.10       Resignation and Removal; Appointment of Successor Trustee.....................................30
SECTION 6.11       Acceptance of Appointment by Successor Trustee or Collateral Agent............................31
SECTION 6.12       Merger, Conversion, Consolidation or Succession to Business of Trustee
                     or Collateral Agent.........................................................................31
SECTION 6.13       Preferential Collection of Claims Against the Company.........................................32

                                                   ARTICLE SEVEN

                                              MEETINGS OF NOTEHOLDERS

SECTION 7.1        Meetings of Holders...........................................................................35
SECTION 7.2        No Delay of Rights by Meeting.................................................................36
SECTION 7.3        Evidence of Action Taken by Noteholders.......................................................36
SECTION 7.4        Notes Owned by Company Deemed Not Outstanding.................................................37

                                                   ARTICLE EIGHT

                                              SUPPLEMENTAL INDENTURES

SECTION 8.1        Supplemental Indentures Without Consent of Noteholders........................................37
SECTION 8.2        Supplemental Indentures With Consent of Noteholders...........................................38
SECTION 8.3        Effect of Supplemental Indenture..............................................................39
SECTION 8.4        Documents to Be Given to Trustee and Collateral Agent.........................................39


                                  ARTICLE NINE

                    CONSOLIDATION, MERGER, SALE OR CONVEYANCE

SECTION 9.1        Company May Consolidate, etc., on Certain Terms...............................................39
SECTION 9.2        Notes to be Secured in Certain Events.........................................................39
SECTION 9.3        Successor Corporation Substituted.............................................................40
SECTION 9.4        Opinion of Counsel............................................................................40

                                                    ARTICLE TEN

                                             MISCELLANEOUS PROVISIONS

SECTION 10.1       Incorporators, Stockholders, Officers and Directors of Company Exempt from
                     Individual Liability........................................................................40
SECTION 10.2       Provisions of Indenture for the Sole Benefit of Parties and Noteholders.......................40
SECTION 10.3       Successors and Assigns of Company Bound by Indenture..........................................41
SECTION 10.4       Notices and Communications....................................................................41
SECTION 10.5       Officers' Certificates and Opinions of Counsel; Statements to Be Contained Therein............42
SECTION 10.6       Governing Law.................................................................................43
SECTION 10.7       Counterparts..................................................................................43
SECTION 10.8       Effect of Headings............................................................................43


TESTIMONIUM

SIGNATURES

EXHIBIT A Form of Temporary Global 6-1/8% Note
EXHIBIT B Form of Definitive 6-1/8% Note
EXHIBIT C Terms and Conditions of 6-1/8% Notes
EXHIBIT D Form of Certificate to be Given by Euroclear or Cedel
EXHIBIT E Form of Certificate to be Given by Beneficial Owners

         THIS INDENTURE is made as of August 5, 1997 between KELLOGG COMPANY, a Delaware corporation (the "Company"), CITIBANK, N.A., a national banking association duly incorporated and existing under the laws of the United States of America, acting through its principal corporate trust office in New York, as trustee (the "Trustee"), CITIBANK, N.A., a national banking association duly incorporated and existing under the laws of the United States of America acting through its principal corporate trust office in New York, as collateral agent (the "Collateral Agent"), and the paying agents appointed herein.


                              W I T N E S S E T H:

         WHEREAS, the Company has duly authorized the issue of $500,000,000 aggregate principal amount of its 6-1/8% Notes due August 6, 2001 (the "Notes") and to provide, among other things, for the authentication, delivery and administration thereof, the Company has duly authorized the execution and delivery of this Indenture; and

         WHEREAS, all things necessary to make this Indenture a valid indenture and agreement according to its terms have been done;

         NOW, THEREFORE:

         In consideration of the premises and the purchases of the Notes by the holders thereof, the Company, the Trustee, the Collateral Agent and the Paying Agents mutually covenant and agree for the equal and proportionate benefit of the respective holders from time to time of the Notes as follows:

                                   ARTICLE ONE

                                   DEFINITIONS

         SECTION 1.1 Certain Terms Defined. The following terms (except as otherwise expressly provided or unless the context otherwise clearly requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section. All accounting terms used herein and not expressly defined shall have the meanings assigned to such terms in accordance with generally accepted accounting principles, and the term "generally accepted accounting principles" means such accounting principles as are generally accepted in the United States at the time of any computation. The words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole, as supplemented and amended from time to time, and not to any particular Article, Section or other subdivision (except as otherwise expressly provided). The terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular.

         "Additional Amounts" means any additional amounts payable with respect to the Notes as provided in the form thereof.

         "Additional Collateral Agent" shall have the meaning set forth in
Section 6.3.

         "Attributable Debt" means the present value (discounted at the actual percentage rate inherent in a Sale and Lease-Back Transaction, as determined in good faith by the Company, compounded semi-annually) of the obligation of a lessee for rental payments during the remaining term of any lease (including any period for which such lease has been extended). Such rental payments shall not include amounts payable by the lessee for maintenance and repairs, insurance, taxes, assessments and similar charges and for contingent rents (such as those based on sales). In case of any lease which is terminable by the lessee upon the payment of a penalty, such rental payments shall also include such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated. Any determination of any actual percentage rate inherent in any such Sale and Lease-Back Transaction made in good faith by the Company shall be binding and conclusive.

         "Board of Directors" means either the Board of Directors of the Company or any committee of such Board duly authorized to act hereunder.

         "Business Day" means a day (other than a Saturday or Sunday) on which banks are open for business in New York City and the relevant Place of Payment.

         "Capital Stock" means any and all shares, interests, participations or other equivalents (however designated) of corporate stock.

         "Cedel" means Cedel, societe anonyme.

         "Closing Date" means August 5, 1997, or such other date as the underwriters participating in the sale of such Series of Notes and the Company may agree.

         "Collateral Agent" means the person named as the "Collateral Agent" in the first paragraph of this instrument unless an Additional Collateral Agent shall have been named pursuant to the applicable provisions of this Indenture, and thereafter, "Collateral Agent" shall mean the Collateral Agent and Additional Collateral Agent; provided that if a successor Collateral Agent has been named pursuant to the applicable provisions of this Indenture, then thereafter "Collateral Agent" shall mean the successor Collateral Agent.

         "Common Depositary" means Citibank, N.A., London Office, as common depositary on behalf of Euroclear and Cedel.

         "Company" means (except as otherwise provided in Article Six) Kellogg Company, a Delaware corporation, and, subject to Article Nine, its successors and assigns.

         "Consolidated Net Tangible Assets" means, as of any particular time, the total amount of assets (less applicable reserves) after deducting therefrom
(a) all current liabilities (excluding any thereof which are by their terms extendible or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed and excluding current maturities of long-term indebtedness), and (b) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangible assets, all as shown in the latest quarterly consolidated balance sheet of the Company contained in the Company's then most recent annual report to stockholders or quarterly report filed with the United States Securities and Exchange Commission, as the case may be, except that assets shall include an amount equal to the Attributable Debt in respect of any Sale and Lease-Back Transaction not capitalized on such balance sheet.

         "Corporate Trust Office" means the office of the Trustee at which the corporate trust business of the Trustee shall, at any particular time, be principally administered.

         "Coupon" means any interest coupon appertaining to any Note.

         "Debt" shall have the meaning set forth in Section 3.5.

         "Euroclear" means Morgan Guaranty Trust Company of New York (Brussels Office), as operator of the Euroclear System.

         "Event of Default" means any event or condition specified as such in
Section 5.1.

         "Holder," "Holder of Notes," "Noteholder" or other similar terms mean the bearer of one or more Notes and, when used with respect to any Coupon, means the bearer thereof.

         "Indenture" means this instrument as originally executed and delivered or, if amended or supplemented as herein provided, as so amended or supplemented or both, and shall include the forms and terms of particular Series of Notes established as contemplated hereunder.

         "Kellogg (Deutschland)" means Kellogg (Deutschland) GmbH, a corporation organized under the laws of the Federal Republic of Germany.

         "mortgage" and "mortgages" shall have the meanings set forth in
Section 3.5.

         "Note" or "Notes" has the meaning stated in the first recital of this Indenture, and, where the context so permits, includes the Temporary Global Note.

         "Officers' Certificate" means a certificate signed by the chairman of the Board of Directors or the president or any vice president and by the treasurer or the secretary or any assistant secretary of the Company and delivered to the Trustee. Each such certificate shall include the statements provided for in Section 10.5.
         "Opinion of Counsel" means an opinion in writing signed by legal counsel who may be an employee of or counsel to the Company and who shall be satisfactory to the Trustee. Each such opinion shall include the statements provided for in Section 10.5, if and to the extent required hereby.

         "Outstanding" when used with reference to Notes, shall, subject to the provisions of Section 7.4, mean, as of any particular time, all Notes authenticated and delivered by the Trustee under this Indenture, except

                  (a) Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

                  (b) Notes, or portions thereof, for the payment or redemption of which moneys in the necessary amount and in the specified currency or currency unit shall have been deposited in trust with the Trustee or with any paying agent (other than the Company) or shall have been set aside, segregated and held in trust by the Company for the holders of such Notes (if the Company shall act as its own paying agent), provided that if such Notes, or portions thereof, are to be redeemed prior to the maturity thereof, notice of such redemption shall have been given as herein provided, or provision satisfactory to the Trustee shall have been made for giving such notice; and

                  (c) Notes in substitution for which other Notes shall have been authenticated and delivered, or which shall have been paid, pursuant to the terms of Section 2.9 (except with respect to any such Notes as to which proof satisfactory to the Trustee and the Company is presented that such Notes is held by a person in whose hands such Notes is a legal, valid and binding obligation of the Company).

         "Paying Agent" means any Person (which may include the Company) authorized by the Company to pay the principal of or interest, if any, on any Note on behalf of the Company.

         "Payment Date" shall have the meaning set forth in Section 2.3(b).

         "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         "Place of Payment", when used with respect to the Notes of any Series, means the place or places where the principal of and interest, if any, on the Notes of that Series are payable.

         "Pledged Securities" means the Capital Stock owned by the Company of Kellogg (Deutschland), which are pledged for the benefit of the holders of the Notes pursuant to this Indenture, together with any securities received by the Collateral Agent in respect of such shares of Capital Stock pursuant to the provisions hereof.

         "principal" whenever used with reference to the Notes or any Note or any portion thereof, shall be deemed to include "and premium, if any".

         "Principal Property" means any manufacturing plant or facility which is located within the continental United States of America and is owned by the Company or any Restricted Subsidiary, except any such plant or facility which the Board of Directors by resolution declares is not of material importance to the total business conducted by the Company and its Restricted Subsidiaries as an entirety and which, when taken together with all other plants and facilities as to which such a declaration has been made, are so declared by the Board of Directors to be not of material importance to the total business conducted by the Company and its Restricted Subsidiaries as an entirety.

         Prior Secured Notes" shall have the meaning set forth in Section 3.6.

         "property" shall have the meaning set forth in Section 3.5.

         "Replacement Agent" shall have the meaning set forth in Section 2.6(a).

         "Responsible Officer" when used with respect to the Trustee shall mean any officer within the Corporate Trust and Agency Group (or any successor group) of the Trustee including any vice president, assistant vice president, assistant secretary, or any other officer or assistant officer of the Trustee customarily performing functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred at the Corporate Trust Office because of his or her knowledge of and familiarity with the particular subject.

         "Restricted Period Expiration Date" means the date which is 40 days after the Closing Date.

         "Restricted Subsidiary" means any Subsidiary (i) substantially all the property of which is located within the continental United States of America,
(ii) which owns a Principal Property, and (iii) in which the Company's investment, direct or indirect and whether in the form of equity, debt or advances, as shown on the consolidating balance sheet used in the preparation of the latest quarterly consolidated financial statements of the Company preceding the date of determination, is in excess of 1% of the total consolidated assets of the Company as shown on such quarterly consolidated financial statements; provided, however, that the term "Restricted Subsidiary" shall not include any Subsidiary which is principally engaged in leasing or in financing installment receivables or which is principally in financing the Company's operations outside the continental United States of America.

         "Sale and Lease-Back Transaction" means any arrangement with any person providing for the leasing by the Company or any Restricted Subsidiary of any Principal Property of the Company or any Restricted Subsidiary (whether such Principal Property is owned at the date of this Indenture or thereafter acquired) (except for temporary leases for a term of not more than three years and except for leases between the Company and a Restricted Subsidiary or between Restricted Subsidiaries), which Principal Property has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such person.

         "Series" or "Series of Notes" means the Notes.

         "Subsidiary" means any corporation which is consolidated in the Company's accounts and any corporation of which at least a majority of the outstanding stock having by the terms thereof ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by the Company, or by one or more Subsidiaries, or by the Company and one or more Subsidiaries.

         "Temporary Global Note" means the single, temporary global note representing the Notes.

         "Trustee" means the Person identified as "Trustee" in the first paragraph hereof and, subject to the provisions of Article Six, any successor trustee.

         "Trust Estate" means the Pledged Securities and related distributions and proceeds pledged to the Collateral Agent pursuant to Article Four hereof.

         "vice president" when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title of "vice president".

                                   ARTICLE TWO

                                      NOTES

         SECTION 2.1 Series Issuable; Denominations. (a) The Notes issuable pursuant to this Indenture are limited to one series: the $500,000,000 aggregate principal amount of 6-1/8% Notes due August 6, 2001.

         (b) The Notes will be issuable in denominations of $1,000, $10,000 and $100,000.

         The Notes will be secured by the Pledged Securities to the extent provided in Article Four.

         The Notes shall be subject to redemption as provided in the respective forms thereof.

         SECTION 2.2       Execution, Authentication and Delivery of Notes.

         (a) The provisions set forth under this subsection (a) shall apply to the execution, authentication and delivery of the Notes:

                  (i) The Notes will initially be represented by the Temporary Global Note without interest Coupons in substantially the form set forth in Exhibit A.

                  (ii) Beneficial interests in the Temporary Global Note will be exchangeable for definitive Notes in bearer form, with Coupons attached, in substantially the form set forth in Exhibit B, on or after the Restricted Period Expiration Date upon and to the extent that the certification requirements set forth in Section 2.2(c)(ii) have been complied with.

                  (iii) The Temporary Global Note shall be delivered by the Company to the Trustee at least one Business Day prior to the Closing Date, and the Trustee shall deliver the Temporary Global Note, duly authenticated by an authorized signatory of the Trustee upon instruction from the Company to the Common Depositary. The Company will deliver, or cause to be delivered, to the Trustee at least 10 days prior to the Restricted Period Expiration Date, the definitive Notes for delivery, authentication and endorsement by the Trustee as provided in Section 2.2(c), below.

         (b) The Trustee may, at its discretion, appoint any person to act as the agent of the Trustee in authenticating, delivering and endorsing the Notes or taking any other action that is required by this Indenture to be taken with respect thereto. Such person may authenticate, deliver and endorse the Notes whenever the Trustee may do so, unless limited by the terms of such appointment. Each reference in this Indenture and the Notes to authentication, delivery, endorsement or the taking of any other action by the Trustee shall include authentication, delivery, endorsement or the taking of any other action by any such agent so appointed.

         (c) (i) The Trustee shall (subject to subsection (ii) below) on or after the Restricted Period Expiration Date authenticate and deliver to the Common Depositary for the account of owners of beneficial interests in the Temporary Global Note which have provided the certification described in subsection (ii) below, in exchange for the portion of the Temporary Global Note beneficially owned by such owners, the definitive Notes in an aggregate principal amount equal to the aggregate principal amount of the Temporary Global Note beneficially owned by such owners.

                  (ii) Notwithstanding anything to the contrary in subsection
         (i) above, the Trustee will only authenticate and deliver the definitive Notes with respect to portions of the Temporary Global Note as to which Euroclear or Cedel has delivered to the Trustee a certificate or certificates substantially in the form set forth in Exhibit D, dated not earlier than the Restricted Period Expiration Date. Solely for the purposes of United States Treas. Reg. ss.1.163-5(c)(2)(i)(D), the Company hereby appoints the Trustee as its agent to receive any certificates substantially in the form of Exhibit D that are required to be delivered pursuant to this subsection (ii) and to retain any such certificates for a period of four calendar years following the year in which any such certificates are received, and the Trustee hereby accepts such appointment. The delivery to the Trustee by Euroclear or Cedel of such a certificate may be relied upon by the Company and the Trustee as conclusive evidence that a related certificate or certificates substantially in the form set forth in Exhibit E and dated not earlier than 15 days prior to the date of the related certificate of Euroclear or Cedel has or have been delivered (as provided in United States Treas. Reg. Section 1.163-5(c)(2)(i)(D)
         (3)) to Euroclear or Cedel by one or more beneficial owners of the Temporary Global Note.

                  (iii) Upon delivery by Euroclear or Cedel to the Trustee of certificates substantially in the form of Exhibit D as contemplated in subsection (ii) above, the part of the Temporary Global Note referred to in such certificates shall be exchanged for definitive Notes and shall be endorsed on Schedule II to the Temporary Global Note to reflect the reduction of its principal amount by an amount equal to the aggregate principal amount of such definitive Note or Notes. Until the entire principal amount of the Temporary Global Note has been so exchanged in full, holders of beneficial interests in the Temporary Global Note shall in all respects be entitled to the same benefits as holders of the definitive Notes authenticated and delivered hereunder, except that neither the holders nor the beneficial owners of the Temporary Global Note shall be entitled to receive payments of principal of, or interest or any Additional Amounts, if any, on, the Temporary Global Note except as provided in Section 2.2(e) and Exhibit A.

         (d) In the event that any Payment Date with respect to the Notes shall occur at a time when any portion of the principal amount of the Temporary Global Note has not been exchanged for definitive Notes, payments of principal of, and interest and Additional Amounts (if any), on that portion of the principal amount of the Temporary Global Note which has not been exchanged for definitive Notes shall be paid by the Company to the Trustee on or before such Payment Date and shall be held by the Trustee for payment to Euroclear or Cedel upon such exchange (whereupon Euroclear and Cedel have undertaken to credit such amount to the account of the owner(s) of the related portion(s)).

         (e) Interest payable after the delivery of a definitive Note may be collected only upon presentation of the Coupons attached thereto as they mature.

         (f) Any exchange pursuant to Section 2.2(c) shall be made free of charge to the holder and the beneficial owners of the Temporary Global Note and to the holders of the definitive Notes issued in exchange for beneficial interests in the Temporary Global Note as provided above.

         (g) Upon return of the entire principal amount of the Temporary Global Note to the Trustee in exchange for the definitive Notes, the Trustee shall cancel the Temporary Global Note by perforation and shall forthwith destroy such Temporary Global Note on behalf of the Company.

         (h) All Notes delivered to the Trustee, including the Temporary Global Note, shall be signed on behalf of the Company by a duly authorized officer of the Company, and any such signature may be manual or facsimile.

The signature of any person who shall hold any office at the date of signature may be used notwithstanding that when any Note shall be delivered any such person shall have ceased to hold such office. The Company covenants that each such Note, when issued, will constitute the legal, valid and binding obligation of the Company, enforceable in accordance with its terms.

         SECTION 2.3       Payments.

         (a) Payments of principal and interest will be made against surrender of the Notes or Coupons on and after the payment dates in respect thereof, as the case may be, at the offices of any of the Paying Agents, subject in each case to any applicable laws or regulations. Except as ordered by a court of competent jurisdiction or as required by law, the Paying Agents, the Trustee and the Company shall be entitled, notwithstanding any notice to the contrary, to treat the bearer of any Note or Coupon as the absolute owner thereof (whether or not such Note or Coupon shall be overdue and notwithstanding any notation of ownership or other writing thereon) for the purpose of receiving payment when due in full or in part and for all other purposes and shall not be required to obtain any proof thereof or as to the identity of the bearer.

         (b) The Company shall, by 10:00 a.m. London time at least two Business Days prior to each date on which any payment (whether of principal, interest or otherwise) in respect of the Notes or the Coupons becomes due (a "Payment Date"), cause the bank through which such payment is to be made to confirm, by tested telex or authenticated Swift message MT100, to the Trustee that irrevocable payment instructions to effect the relevant payment have been given by 10:00 a.m. New York time, and shall, by 10:00 a.m. New York time on each Payment Date, transfer to the Trustee such amount as may be required for the purposes of such payment.

         (c) Subject to payment being duly made by the Company as provided above, the Paying Agents shall pay or cause to be paid on behalf of the Company on and after each Payment Date the amounts due in respect of the Notes or the Coupons, as the case may be, in accordance with the terms of this Indenture. So long as the Company has made payments as provided in Section 2.3(b) on or before each Payment Date, the Company shall not be liable for any delay in payments by the Trustee or any Paying Agent hereunder. Unless and until the full amount of any payment has been made to the Trustee, none of the Paying Agents shall be bound to make payments in respect of the Notes or the Coupons as aforesaid.

         (d) (i) The Trustee shall forthwith notify by facsimile transmission each of the Paying Agents and the Company in the event that it has not received the confirmation referred to in Section 2.3(b) or on any Payment Date received the full amount so payable on such date.

                (ii) In the absence of such notification from the Trustee in accordance with Section 2.3(d)(i) to the effect that the Trustee (a) has not received the confirmation referred to in Section 2.3(b) or (b) has not received payment, such Paying Agent shall assume that the Trustee has received the confirmation referred to in Section 2.3(b) and the full amount due on such Payment Date in respect of the Notes or the Coupons, as the case may be, and shall be entitled:

                           (A) to pay maturing Notes and Coupons in accordance
                  with the terms of this Indenture; and

                           (B) to claim from the Trustee any amounts so paid by
                  it.

         (e) The Trustee shall on demand promptly reimburse the other Paying Agents for payments in respect of the Notes and the Coupons if properly made by them in accordance with the term of this Indenture.

         (f) If the Trustee has not received by any Payment Date the full amount payable on such date but receives such full amount later it shall:

                  (i)  forthwith so notify the Paying Agents and the Company;
         and

                  (ii) as soon as practicable give notice to the holders of the Notes in the manner provided in Section 10.4 that it has received such full amount.

         (g) All sums payable to the Trustee hereunder with respect to the Notes shall be paid in United States dollars, subject to applicable laws and regulations, in immediately available funds to such account as the Trustee may from time to time notify to the Company.

         (h) Notwithstanding any other provision hereof, no payment with respect to the principal of, or interest or Additional Amounts (if any) on, any Notes may be made at any office of the Trustee or any Paying Agent in the United States of America (including the States and the District of Columbia) or its possessions (including Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands) (the "United States"), nor will any payment be made by transfer to an account in, or by mail to an address in, the United States. Except as provided in Section 2.2(e), payments of principal and interest will be made against surrender of the Notes or Coupons, as the case may be, on and after the payment dates in respect thereof at the specified offices of any of the Paying Agents outside the United States, subject in each case to any applicable laws and regulations. Such payments will be made by check, or at the option of the holder, by transfer to an account maintained by such holder payee with a bank outside the United States.

         (i) Subject to Article Six hereof, the Trustee shall be entitled to deal with monies paid to it hereunder in the same manner as other monies paid to it as a banker by its customers except that (A) it shall not be entitled to exercise any lien, right of set-off or similar claim in respect thereof and (B) it shall not be liable to any person for interest on any sums held by it under this Indenture.

         (j) If on presentation of a Note or Coupon the amount payable in respect thereof is not paid in full (otherwise than as a result of deduction of tax as otherwise expressly permitted by the Indenture), the Paying Agent to which the Note or Coupon is presented shall ensure that such Note or Coupon is enfaced with a memorandum of the amount paid and the date of payment.

         (k) If the Company or any Paying Agent is compelled by United States law to make any withholding or deduction from any payment due in respect of any Note, it will make available to the Trustee for inspection, upon its written request, all records, accounts, certificates and other documents relating to such payment in order that the Trustee may confirm to the holder of such Note that such payment has been duly made.

         (l) (i) In the case of the redemption of any Note (as provided in the form thereof) prior to maturity, the Note shall be presented for payment together with all unmatured Coupons appertaining to that Note; failing presentation of all such Coupons, the payment of principal will only be made against the Noteholder giving such indemnity and providing such other documents in respect of the missing unmatured Coupons as the Company may require. In the case of any such redemption, the unmatured Coupons (if any) appertaining thereto shall become void and no payment shall be due in respect thereof.

                (ii) If the due date for redemption of any Note is not an Interest Payment Date, the interest accrued from the preceding Interest Payment Date (or from the Issue Date, as the case may be) shall be payable only against surrender of the relevant Note.

         (m) Any moneys deposited with or paid to the Trustee or any Paying Agent for the payment of the principal of or interest on the Notes or Coupons and not applied but remaining unclaimed for two years after the date upon which such principal or interest shall have become due and payable, shall, be repaid to the Company by the Trustee or by such Paying Agent, and all liability of the Trustee or any Paying Agent with respect to such moneys shall thereupon cease. The Holder of any such Note or any Coupon appertaining thereto shall, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property laws, thereafter look only to the Company for payment, as a general unsecured creditor thereof. Subject to applicable laws and regulations, any payment that will be made by the Company under this paragraph with respect to any Notes or Coupons will be made outside the United States.

         SECTION 2.4       Collateral Agent and Paying Agents; Appointments.

         (a) Citibank, N.A., at its principal corporate trust office in New York is hereby appointed by the Company as Collateral Agent upon the terms and subject to the conditions set forth below. Citibank, N.A., at its principal corporate trust office in New York hereby accepts such appointment.

         (b) Citibank, N.A. at its principal corporate trust office in London, Citibank (Luxembourg) S.A. at its principal corporate trust office in Luxembourg and Citibank, N.A., Brussels Branch at its principal corporate trust office in Brussels are hereby appointed paying agents upon the terms and subject to the conditions set forth below for the payment of the principal of and interest on the Notes and to perform such other duties relating thereto as are set forth herein or in the Notes. Citibank, N.A. at its principal corporate trust office in London, Citibank (Luxembourg) S.A. at its principal corporate trust office in Luxembourg and Citibank, N.A., Brussels Branch at its principal corporate trust office in Brussels hereby accept such appointments.

         (c) The Company may at any time appoint additional Paying Agents, and subject to Section 2.4(e), terminate the appointment of any Paying Agent with the prior written consent of the Trustee, in each case by giving the Paying Agent concerned and the Trustee no less than 60 days' written notice to that effect, which notice shall not expire less than 30 days before or after any Payment Date.

         (d) Subject to Section 2.4(e), any Paying Agent may resign its appointment hereunder at any time by giving to the Company and to the Trustee not less than 60 days' prior written notice to that effect, which notice shall expire not less than 30 days before or after any Payment Date.

         (e) Notwithstanding Sections 2.4(c) and 2.4(d), no resignation by or termination of the appointment of any Paying Agent shall take effect if as a result of such resignation or termination there would cease to be so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of the Luxembourg Stock Exchange so require, a Paying Agent in Luxembourg with respect to the Notes.

         (f) Any Paying Agent may change the address of its office within a particular city, in which event it shall give to the Company and the Trustee not less than 30 days' prior written notice to that effect, giving the address of the new office and the date upon which such change is to take effect.

         (g) The Trustee shall give to the holders of the Notes, in the manner provided in Section 10.4, not less than 45 days' notice of any such proposed appointment, termination, resignation or change of which it is aware.

         (h) Any successor Paying Agent appointed hereunder shall execute, acknowledge and deliver to its predecessor and to the Company an instrument accepting such appointment hereunder, and thereupon such successor Paying Agent, without any further act, deed or conveyance shall become vested with all the authority, rights, powers, trusts, immunities, duties and obligations of such predecessor with like effect as if originally named as Paying Agent hereunder, and such predecessor, upon payment of its charges and disbursements then unpaid, shall thereupon become obligated to transfer, deliver and pay over, and such successor Paying Agent shall be entitled to receive, all monies, securities and other property on deposit with or held by such predecessor, as Paying Agent hereunder.

         (i) Any retiring Paying Agent shall, following its resignation or removal, continue to enjoy the indemnities set forth herein with respect to the performance or non-performance of its obligations hereunder while serving as Paying Agent.

         SECTION 2.5       Cancellation, Destruction and Records.

         (a) All Notes which are redeemed (together with such unmatured Coupons as are attached thereto or are surrendered therewith at the time of such redemption) and all Coupons which are paid or have become void shall be cancelled forthwith by perforation by the Paying Agent by or through which they are redeemed, paid or received. Such Paying Agent shall give all relevant details and forthwith forward the cancelled Notes and Coupons to the Trustee.

         (b) The Trustee shall forthwith destroy all cancelled Notes and Coupons on behalf of the Company upon receipt thereof (whether directly or from any other Paying Agent).

         (c) The Trustee shall as soon as practicable and in any event within three months after the date of any such redemption or payment furnish to the Company a certificate stating (i) the aggregate principal amount of Notes which have been redeemed and cancelled and the aggregate amount paid in respect of Coupons which have been paid and cancelled, (ii) the serial numbers of such Notes, (iii) the total numbers by maturity date of such Coupons and (iv) that all such cancelled Notes and Coupons have been destroyed.

         (d) The Trustee shall keep a full and complete record of all Notes and Coupons and of their validation, redemption, purchase, cancellation or payment (as the case may be) and of all replacement Notes and Coupons issued in substitution for lost, stolen, mutilated, defaced or apparently destroyed Notes or Coupons and shall make such record available at all reasonable times to the Company.

         SECTION 2.6       Issue of Replacement Notes and Coupons.

         (a) The Company shall cause a sufficient quantity of additional Notes and Coupons to be made available, upon request, to the Trustee for the purpose of issuing replacement Notes and Coupons in accordance with the terms of this Indenture.

         (b) The Trustee (in such capacity, the "Replacement Agent") shall, subject to and in accordance with the following provisions of this Section 2.6, and the terms of this Indenture, issue any replacement Notes or Coupons in place of Notes or Coupons which have been lost, stolen, mutilated, defaced or apparently destroyed.

         (c) In the case of a mutilated or defaced Note, the Replacement Agent shall ensure that (unless otherwise covered by such indemnity and other documents as the Company may require) any replacement Note will only have attached to it Coupons corresponding to those attached to the mutilated or defaced Note which is presented for replacement.

         (d) The Replacement Agent shall not issue any replacement Note or Coupon unless and until the applicant therefor shall have:

                  (i) paid such costs as may be incurred in connection therewith;

                  (ii) (in the case of a lost, stolen, defaced, mutilated or destroyed Note or Coupon) furnished the Replacement Agent with such evidence (including evidence as to the serial number of the Note or Coupon in question) and indemnity in respect thereof as the Company and the Replacement Agent may require; and

                  (iii) surrendered to the Replacement Agent any mutilated or defaced Note or Coupon to be replaced.

         (e) The Trustee shall cancel and destroy any mutilated or defaced Notes or Coupons replaced pursuant to this Section 2.6 and shall furnish the Company with a certificate stating the serial numbers of Notes and Coupons so cancelled and destroyed.

         (f) The Replacement Agent shall, on issuing any replacement Note or Coupon, forthwith inform the other Paying Agents and the Company of the serial number of such replacement Note or Coupon issued, the date of issue and the serial number of the Note or Coupon in place of which such replacement Note or Coupon has been issued.

         (g) Whenever any Note or Coupon alleged to have been lost, stolen or destroyed in replacement for which a new Note or Coupon has been issued shall be presented to any of the Paying Agents for payment, the Paying Agent to which such Note or Coupon is presented shall immediately send notice thereof to the Trustee (if other than such Paying Agent), which shall so inform the Company and after consultation between them take appropriate action.

         (h) Notwithstanding anything to the contrary stated herein, no replacement Note or Coupon shall be delivered within the United States.

         SECTION 2.7       ISIN Numbers.

         The Company in issuing the Notes may use "ISIN" numbers (if then generally in use), and, if so, the Trustee shall use "ISIN" numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the "ISIN" numbers.

                                  ARTICLE THREE

                             COVENANTS OF THE ISSUER

         SECTION 3.1       Payment of Principal and Interest.

         The Company covenants and agrees for the benefit of the series of Notes identified in Section 2.1 that it will duly and punctually pay or cause to be paid the principal of, and interest on, the Notes, in accordance with the terms of this Indenture.

         The interest on the Notes, except as otherwise provided in Section 2.2(d), shall be payable only upon presentation and surrender of the attached Coupons (as they mature) at the office of a Paying Agent outside the United States.

         SECTION 3.2       Offices for Payment.

         The Company has initially appointed the Paying Agents specified in
Section 2.4(b) hereof. The Company agrees that, so long as any of the Notes are outstanding, it will maintain (i) a paying agent outside the United States, and
(ii) so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of the Luxembourg Stock Exchange shall so require, it will maintain a paying agent in Luxembourg.

         SECTION 3.3 Appointment to Fill a Vacancy in Office of Trustee. The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 6.10, a Trustee, so that there shall at all times be a Trustee with respect to the Series of Notes hereunder.

         SECTION 3.4 Written Statement to Trustee. The Company will deliver to the Trustee for the Series of Notes on or before a date not more than four months after the end of each of its fiscal years during which the Notes are outstanding a written statement, signed by two of its officers (which need not comply with Section 10.5), stating that in the course of the performance of their duties as officers of the Company they would normally have knowledge of any default by the Company in the performance or fulfillment of any covenant, agreement or condition contained in this Indenture, stating whether or not they have knowledge of any such default and, if so, specifying each such default of which the signers have knowledge and the nature thereof.

         SECTION 3.5       Limitations upon Liens.

         (a) The Company will not, nor will it permit any Restricted Subsidiary to issue, assume or guarantee any indebtedness for money borrowed (hereinafter in this Section 3.5 called "Debt"), secured by a mortgage, security interest, pledge, lien or other encumbrance (mortgages, security interests, pledges, liens and other encumbrances being hereinafter in this Section 3.5 called "mortgage" or "mortgages") upon any Principal Property of the Company or any Restricted Subsidiary or upon any shares of stock or indebtedness of any Restricted Subsidiary (whether such Principal Property, shares of stock or indebtedness are owned at the date of this Indenture or thereafter acquired) without in any such case effectively providing concurrently with the issuance, assumption or guaranty of any such debt, that the Notes (together with, if the Company shall so determine, any other indebtedness of or guaranteed by the Company or such Restricted Subsidiary ranking equally with the Notes and then existing or thereafter created) shall be secured equally and ratably with (or, at the option of the Company, prior to) such Debt so long as such Debt shall be so secured; provided, however, that the foregoing restrictions shall not apply to Debt secured by:

                  (i) mortgages on property, shares of stock or indebtedness (hereinafter in this Section 3.5 called "property") of any corporation existing at the time such corporation becomes a Restricted Subsidiary;

                  (ii) mortgages on property existing at the time of acquisition of the affected property by the Company or a Restricted Subsidiary, or mortgages to secure the payment of all or any part of the purchase price of such property upon the acquisition of such property by the Company or a Restricted Subsidiary or to secure any Debt incurred by the Company or a Restricted Subsidiary prior to, at the time of, or within 360 days after the later of the acquisition, the completion of construction (including any improvements on an existing property) or the commencement of commercial operation of such property, which Debt is incurred for the purpose of financing all or any part of the purchase price thereof or construction or improvements thereon; provided, however, that in the case of any such acquisition, construction or improvement, the mortgage shall not apply to any property theretofore owned by the Company or a Restricted Subsidiary, other than, in the case of any such construction or improvement, any real property on which the property so constructed, or the improvement, is located which in the opinion of the Board of Directors (or duly authorized committee thereof) was prior to such construction or improvement, substantially unimproved for the use intended by the Company or such Restricted Subsidiary;

                  (iii) mortgages on property of a Restricted Subsidiary securing Debt owing to the Company or to another Restricted Subsidiary;

                  (iv) mortgages on property of a corporation existing at the time such corporation is merged into or consolidated with the Company or a Restricted Subsidiary or at the time of a sale, lease or other disposition of the properties of a corporation or firm as an entirety or substantially as an entirety to the Company or a Restricted Subsidiary; provided, however, that any such mortgages do not attach to or affect property theretofore owned by the Company or such Restricted Subsidiary;

                  (v) mortgages on property owned or leased by the Company or a Restricted Subsidiary in favor of the United States of America or any State thereof, or any department, agency or instrumentality or political subdivision of the United States of America or any State thereof, or in favor of any other country or any political subdivision thereof, or in favor of holders of securities issued by any such entity, pursuant to any contract or statute (including, without limitation, mortgages to secure Debt of the pollution control or industrial revenue bond type) or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of construction of the property subject to such mortgages;

                  (vi) mortgages existing at the date of this Indenture, including the pledge of the Pledged Securities pursuant to Article Four;

                  (vii) landlords' liens on fixtures located on premises leased by the Company or a Restricted Subsidiary in the ordinary course of business;

                  (viii) mortgages on property of the Company or a Restricted Subsidiary to secure partial, progress, advance or other payments or any Debt incurred for the purpose of financing all or any part of the purchase price or the cost of construction, development, or substantial repair, alteration or improvement of the property subject to such mortgages if the commitment for the financing is obtained not later than one year after the later of the completion of or the placing into operation (exclusive of test and start-up periods) of such constructed, developed, repaired, altered or improved property;

                  (ix) mortgages arising in connection with contracts and subcontracts with or made at the request of the United States of America, or any state thereof, or any department, agency or instrumentality of the United States of America or any state thereof;

                  (x) mechanics', materialmen's, carriers' or other like liens arising in the ordinary course of business (including construction of facilities) in respect of obligations which are not due or which are being contested in good faith;

                  (xi) any mortgage arising by reason of deposits with, or the giving of any form of security to, any governmental agency or any body created or approved by law or governmental regulations, which is required by law or governmental regulation as a condition to the transaction of any business, or the exercise of any privilege, franchise or license;

                  (xii) mortgages for taxes, assessments or governmental charges or levies not yet delinquent, or mortgages for taxes, assessments or governmental charges or levies already delinquent but the validity of which is being contested in good faith;

                  (xiii) mortgages (including judgment liens) arising in connection with legal proceedings so long as such proceedings are being contested in good faith and, in the case of judgment liens, execution thereon is stayed; or

                  (xiv) any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any mortgage referred to in the foregoing clauses (i) to (xiii), inclusive; provided, however, that the principal amount of Debt secured thereby shall not exceed the principal amount of Debt so secured at the time of such extension, renewal or replacement mortgage, and that such extension, renewal or replacement mortgage shall be limited to all or a part of the property which secured the mortgage so extended, renewed or replaced (plus improvements on such property).

         (b) Notwithstanding the foregoing provisions of this Section 3.5, the Company and any one or more Restricted Subsidiaries may issue, assume or guarantee Debt secured by mortgages which would otherwise be subject to the foregoing restrictions in an aggregate amount which, together with all other Debt of the Company and its Restricted Subsidiaries which (if originally issued, assumed or guaranteed at such time) would otherwise be subject to the foregoing restrictions (not including Debt permitted to be secured under clauses
(i) through (xiv) above), does not at the time exceed 10% of Consolidated Net Tangible Assets (as defined above), as shown on the latest quarterly consolidated financial statements of the Company preceding the date of determination.

         SECTION 3.6       Limitation on Liens on Pledged Securities.

         The Company will not create, incur, assume or permit to exist any mortgage on any of the Pledged Securities other than the mortgage of this Indenture and the mortgage created pursuant to the Indenture dated September 29, 1994 between the Company and The Chase Manhattan Bank, N.A., as trustee and collateral agent, with respect to the Company's 8-1/8% Secured Notes due September 29, 1997 and the Company's 5-1/4% Secured Notes due September 29,
1997 (the "Prior Secured Notes").

         SECTION 3.7       Limitations upon Sale and Lease-Back Transactions.

         (a) The Company will not, nor will it permit any Restricted Subsidiary to, enter into any arrangement with any person providing for the leasing by the Company or any Restricted Subsidiary of any Principal Property of the Company or any Restricted Subsidiary (whether such Principal Property is owned at the date this Indenture or thereafter acquired) (except for temporary leases for a term of not more than three years and except for leases between the Company and a Restricted Subsidiary or between Restricted Subsidiaries), which Principal Property has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such person (herein referred to as a "Sale and Lease-Back Transaction"), unless (a) the Company or such Restricted Subsidiary would be entitled, pursuant to the provisions of Sections 3.5(a) or 3.5(b), to issue, assume or guarantee Debt secured by a mortgage upon such Principal Property at least equal in amount to the Attributable Debt in respect of such arrangement without equally and ratably securing the Notes; provided, however, that from and after the date on which such arrangement becomes effective, the Attributable Debt in respect of such arrangement shall be deemed for all purposes under Sections 3.5 and 3.7 to be Debt subject to the provisions of
Section 3.5; or (b) the Company shall apply an amount in cash equal to the Attributable Debt in respect of such arrangement to the retirement (other than any mandatory retirement or by way of payment at maturity), within 120 days of the effective date of any such arrangement, of Debt of the Company or any Restricted Subsidiary (other than Debt owned by the Company or any Restricted Subsidiary and other than Debt of the Company which is subordinated to the Notes) which by its terms matures at or is extendible or renewable at the option of the obligor to a date more than twelve months after the date of the creation of such Debt.

         SECTION 3.8       Limitations upon Certain Activities by Kellogg
(Deutschland).

         The Company, as the sole shareholder of Kellogg (Deutschland), agrees that so long as the pledge of the Pledged Securities is effective pursuant to Article Four hereof, it will not, without the consent of a majority of the holders of the Notes, permit Kellogg (Deutschland) to take any of the following actions other than in the ordinary course of its business:

         (a) guarantee, assume or become liable on the obligation of another; or

         (b) pay or secure any debt owing by Kellogg (Deutschland) to the Company.

                                  ARTICLE FOUR

                                    SECURITY

         SECTION 4.1       Pledge of Pledged Securities.

         To secure the prompt and complete payment and performance when due of the Notes, the Company hereby agrees to use commercially reasonable efforts to pledge to the Collateral Agent, and to grant to the Collateral Agent a security interest in, the Pledged Securities, as of September 30, 1997 subject only to the repayment of the Prior Secured Notes on September 29, 1997 and the execution and delivery of the Notarial Deed. In furtherance of the foregoing, the Company, Kellogg (Deutschland) and the Collateral Agent will use their commercially reasonable efforts to enter into a Notarial Deed, to be dated as of September 30, 1997, before a notary in Bern, Switzerland at the expense of the Company. The Company will pay any taxes which may become payable on the Pledged Securities, or other charges or fees which may reasonably be incurred as a result of the pledge, or as a result of transfer pursuant to the provisions of this Article.

         SECTION 4.2       Dividends and Distributions; Voting.

         (a) Provided that no Event of Default shall have occurred and be continuing, the Company shall be entitled to receive all dividends payable on or distributions in respect of the Pledged Securities (except for certain distributions described in Section 4.3). The Collateral Agent, upon the written request of the Company, shall deliver to the Company proper orders in the Company's favor for such dividends on or distributions in respect of the Pledged Securities in order that the Company may receive payment thereof for its own use, and the Collateral Agent shall on demand pay to the Company any such dividends or distributions which may be received by the Collateral Agent.

         (b) Provided that no Event of Default shall have occurred and be continuing, the Company shall have the right to vote and give consents with respect to the Pledged Securities for any purpose not inconsistent with this Indenture. The Collateral Agent shall, upon the request of the Company, give to the Company or its nominee suitable proxies, or such other written authority as may reasonably be required, in respect of any and all of the Pledged Securities standing in the name of the Collateral Agent or its nominee. Such proxies or other written authority shall at all times contain a provision that the holder thereof shall have no right to vote for or to otherwise authorize or consent to anything inconsistent with this Indenture.

         (c) Upon the occurrence and during the continuation of an Event of Default, all dividends payable on or other distributions made in respect of the Pledged Securities shall be paid to the Collateral Agent and held as part of the Trust Estate, and shall not be paid over to the Company. The Company agrees to take such actions as shall accomplish the foregoing.

         (d) Upon the occurrence and during the continuation of an Event of Default, the Company shall grant to the Collateral Agent a power of attorney or proxy entitling it or its nominee or nominees to exercise all the powers, including voting rights, of an owner with respect to the Pledged Securities. In so doing, the Collateral Agent shall not be required to attend any meeting of holders of the Pledged Securities. The Collateral Agent may exercise such powers for any purpose or purposes which the Collateral Agent, in its discretion, shall deem advisable and in the interest of the holders of the Notes, whether or not such action may involve a change in the character of the Pledged Securities or in the proportionate interest or voting power represented by any of the Pledged Securities. In the course of exercising such powers the Collateral Agent may vote or act by power of attorney or proxy, and such power of attorney or proxy may be granted to any person selected by the Collateral Agent, other than an officer or affiliate of the Company.

         (e) The Pledged Securities shall, upon the instructions of the Collateral Agent accompanied by the Pledged Securities, be registered in the name of the Collateral Agent and the Company agrees to take all actions necessary to accomplish the same; provided that, unless the Collateral Agent has taken action pursuant to instructions from the Trustee in accordance with Section 5.4, upon the curing or waiver of the Event of Default giving rise to the transfer, the Pledged Securities shall be registered back into the name of the Company.

         SECTION 4.3       Distributions Belonging to Trust Estate.

         The Collateral Agent shall be entitled to receive and hold as a part of the Trust Estate, and the Company shall make appropriate arrangements in respect thereof, any of the following forms of distributions:

         (a) Distributions of cash or property in the event of the dissolution or liquidation of Kellogg (Deutschland) GmbH;

         (b) Distributions of capital, paid-in capital surplus, cash or other property in the event of any reorganization of Kellogg (Deutschland); or

         (c) Distributions of stock, bonds or other securities intended to replace the Pledged Securities in the event of any reorganization of the capital structure of Kellogg (Deutschland).

         SECTION 4.4       Collateral Agent May Take Action.

         The Collateral Agent may at any time take such steps as in its sole discretion it shall deem necessary, and shall take such steps as instructed by the Trustee, to protect the interests of the holders of the Notes in respect of any Pledged Securities, either by instituting or requesting or authorizing the institution of any legal proceedings to enforce its rights as a holder of the Pledged Securities, or in any other manner permitted by applicable law, and the Collateral Agent may join in any plan of reorganization in respect to the Pledged Securities and may accept cash or new securities payable or issued in exchange therefor under such plan, or part cash and part such securities. In case the Collateral Agent shall not join in a plan of reorganization as authorized in respect of the Pledged Securities, then the Collateral Agent shall receive any portion of the cash proceeds of sale or other property accruing on or with respect to the Pledged Securities and shall hold such cash proceeds of sale or other property as part of the Trust Estate.

         SECTION 4.5       Remedies.

         If an Event of Default with respect to the Notes occurs and is continuing, the Collateral Agent, upon written instructions from the Trustee pursuant to Section 5.4 hereof, shall:

                   (i) cause any action at law or suit in equity or other proceeding to be instituted and prosecuted to realize upon the Trust Estate in any manner or priority and to collect or enforce any securities or obligations included in the Trust Estate; and

                  (ii) sell, in all events subject to any mandatory requirements of law applicable thereto (including the German Civil Code), upon 10 Business Days prior notice to the Company of the time and place of any public sale or the time after which any private sale is to be made, the Trust Estate (as an entirety or, to the extent permitted by law, any part thereof, in one or more parcels), and all right, title and interest, claim and demand therein, free of any right of redemption thereof except as provided by law, such sale or sales to be made in such manner at such place or places and upon such terms as the Collateral Agent may fix or determine, or as may be required by law, and the Collateral Agent may be a purchaser at any such sale and may apply any amounts due and owing on the Notes to the payment of the purchase price of the Trust Estate; and on any such sale or sales, the Collateral Agent is hereby appointed the true and lawful attorney-in-fact of the Company (which appointment is irrevocable and coupled with an interest in the Notes), in its name and stead or in the name of the Collateral Agent, to execute all deeds, bills of sale and instruments of assignment and transfer, and to make all necessary conveyances, assignments, transfers and deliveries; and the receipt of the Collateral Agent for the purchase money paid at any such sale shall be a sufficient discharge therefor to any purchaser of the Trust Estate, or any part thereof.

         SECTION 4.6       Application of Money Collected.

         Any money collected by the Collateral Agent pursuant to this Article shall be applied in the following order:

                  FIRST: To the payment of any and all expenses and fees (including reasonable attorney's fees) incurred by the Collateral Agent in affecting any of the remedies under Section 4.5 and any and all amounts incurred by the Collateral Agent in connection therewith;

                  SECOND: To the payment of all amounts due the Trustee or Trustees and Collateral Agent hereunder pursuant to Section 6.7 (pertaining to payments to and indemnification of the Trustee and the Collateral Agent), ratably, according to the amounts due and owed to such trustee or trustees;

                  THIRD: To the payment of the amounts then due and unpaid for principal of and interest on the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal and any premium and interest, respectively.

                  FOURTH: To the Company.

         SECTION 4.7       Release of Trust Estate.

         (a) Subject to subsection (b) of this Section, any portion or all of the Trust Estate may be released from the lien of this Indenture at any time or from time to time with the consent, obtained in accordance with Section 8.2, of Holders of not less than a majority in principal amount of each series of Notes.

         (b) At any time when an Event of Default or an event which, with notice or lapse of time, or both, would constitute an Event of Default shall have occurred and be continuing and the maturity of the Notes shall have been accelerated (whether by declaration or otherwise), no release of any portion or all of the Trust Estate pursuant to this Indenture shall be effective as against the Holders.


                                  ARTICLE FIVE

                     REMEDIES OF THE TRUSTEE AND NOTEHOLDERS
                               ON EVENT OF DEFAULT

         SECTION 5.1       Event of Default Defined.

         Any one or more of the following events shall constitute an Event of Default with respect to the Series of Notes within the meaning of this Article:

         (a) default in any payment of the principal of any Note as and when the same shall become due and payable (whether at maturity, upon redemption, or otherwise); or

         (b) default in any payment of any installment of interest or any required payment of any Additional Amount pursuant to the terms of the Notes on any of the Notes as and when the same shall become due and payable and continuance of such default for a period of 30 days; or

         (c) failure on the part of the Company duly to observe or perform any other of the covenants or agreements on the part of the Company in respect of the Notes or this Indenture, for a period of 90 days after the date on which written notice specifying such failure and requiring the Company to remedy the same and stating that such notice is a "Notice of Default" hereunder shall have been given by registered or certified mail to the Company by the Trustee, or to the Company and the Trustee by the Holders of at least twenty-five percent in aggregate principal amount of the Notes, provided that the failure to execute the Notarial Deed and pledge the Pledged Securities shall not constitute an Event of Default hereunder so long as the Company has complied with Section 4.1; or

         (d) the Company shall make an assignment for the benefit of creditors, or shall file a petition in bankruptcy; or the Company shall be adjudicated insolvent or bankrupt, or shall petition or shall apply to any court having jurisdiction in the premises for the appointment of a receiver, trustee, liquidator or sequestrator of, or for, the Company or any substantial portion of the property of the Company; or the Company shall commence any proceeding relating to the Company or any substantial portion of the property of the Company under any insolvency, reorganization, arrangement, or readjustment of debt, dissolution, winding-up, adjustment, composition or liquidation law or statute of any jurisdiction, whether in effect at the date of this Indenture or thereafter created (hereinafter in this subsection (d) called "Proceeding"); or if there shall be commenced against the Company any Proceeding and an order approving the petition shall be entered, or such Proceeding shall remain undischarged for a period of 60 days; or receiver, trustee, liquidator or sequestrator of, or for, the Company or any substantial portion of the property of the Company shall be appointed and shall not be discharged within a period of 60 days; or the Company by any act shall indicate consent to or approval of or acquiescence in any Proceeding or the appointment of a receiver, trustee, liquidator or sequestrator of, or for, the Company or any substantial portion of the property of the Company; provided that a resolution or order for winding-up the Company with a view to its merger or consolidation with another company or the sale or conveyance of all or substantially all of its assets to such other company as provided in Section 6 shall not make the rights and remedies herein enforceable under this clause (d) if such last-mentioned company shall, as a part of such merger, consolidation, sale or conveyance, and within 60 days from the passing of the resolution or the date of the order, comply with the conditions to that end stated in Article 9; or

         SECTION 5.2       Acceleration of Maturity.

         If an Event of Default with respect to the Series of Notes hereunder shall have occurred and be continuing either the Trustee or the Holders of not less than twenty-five percent in aggregate principal amount at maturity of the Notes of such Series then Outstanding hereunder, by notice in writing to the Company (and to the Trustee if given by such Holders), may declare the principal of the Notes of such Series to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable.

         SECTION 5.3       Waiver of Default.

         (a) The provisions of Section 5.2, however, are subject to the condition that if the Company shall remedy the default in accordance with the terms of subsection (b), below, in each and every such case the Holders of a majority in aggregate principal amount of the Notes of the Series may, by written notice to the Company and to the Trustee, waive any such default and rescind and annul any such declaration of acceleration of maturity and its consequences.

         (b) The Company may remedy any such default by the payment to or deposit with the Trustee of a sum sufficient to pay in the appropriate currency:
(1) all matured and unpaid installments of interest, if any, upon the affected Notes and any Additional Amounts in respect thereof, (2) any principal which shall have become due and payable other than by acceleration (including interest upon such principal and, to the extent that payment of such interest is enforceable under applicable law, upon overdue installments of interest, at the same rate as the rate of interest specified in the affected Notes), (3) an amount sufficient to cover reasonable compensation to the Trustee, its agents, attorneys and counsel and all other expenses and liabilities incurred, and all advances made in connection with such Event of Default, and (4) an amount sufficient to cover reasonable compensation to the Collateral Agent, and all other expenses and liabilities incurred, if any, by the Collateral Agent in connection with such Event of Default.

         (c) No waiver or rescission and annulment under this Section shall extend to or shall affect any subsequent default or shall impair any right consequent thereof.

         SECTION 5.4 Collection of Indebtedness by Trustee; Trustee May Prove Debt.

         (a) The Company covenants that in case default shall be made in the payment of any installment of interest on the Notes when such interest shall have become due and payable, including any Additional Amount in respect thereof, and such default of interest payment shall have continued for a period of 30 days, or in case default shall be made in the payment of all or any part of the principal of the Notes when such principal shall have become due and payable (whether upon maturity or the Notes or upon any redemption or by declaration or otherwise), the Company will upon demand of the Trustee pay to the Trustee:

                  (i) the whole amount that then shall have become due and payable on all Notes or Coupons (with interest to the date of such payment upon the overdue principal and, to the extent that payment of such interest is enforceable under applicable law, on overdue installments of interest, at the same rate of interest specified in the Notes), and

                  (ii) such amount as shall be sufficient to cover the costs and expenses of collection, including reasonable compensation to the Trustee and the Collateral Agent, any predecessor Trustee or Collateral Agent, their respective agents, attorneys and counsel, and any expenses or liabilities otherwise reasonably incurred, or advances made, by any Trustee or Collateral agent.

         (b) Until such demand is made by the Trustee, the Company may pay the principal of and interest on the Notes to the persons entitled thereto, whether or not the principal of or interest on the Notes are overdue.

         (c) (i) In case the Company shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any action or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceedings to judgment or final decree.

                  (ii) Such actions or proceedings as may be instituted by the Trustee pursuant to the provisions of this Article may include, but are not limited to, directing the Collateral Agent to realize upon the Trust Estate in the manner provided in Section 4.5.

                  (iii) The Trustee may enforce any judgment or final decree so obtained against the Company or other obligor upon the Notes and collect in the manner provided by law out of the property of the Company or other obligor upon the Notes or Coupons, wherever situated, the moneys adjudged or decreed to be payable.

         (d) In case there shall be pending proceedings relative to the Company or any other obligor upon the Notes or Coupons under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Company or its property or such other obligor, or in case of any other comparable judicial proceedings relative to the Company or other obligor under the Notes or Coupons, if any, or to the creditors or property of the Company or such other obligor, the Trustee, irrespective of whether the principal of any Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered, by intervention in such proceedings or otherwise:

                  (i) to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Notes, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation to the Trustee and

         Collateral Agent and each predecessor Trustee and Collateral Agent, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee,) and of the Noteholders and the Holders of any Coupons appertaining thereto allowed in any judicial proceedings relative to the Company or other obligor upon the Notes or to the creditors or property of the Company or such other obligor,

                  (ii) unless prohibited by applicable law and regulations, to vote on behalf of the Noteholders in any election of a trustee or a standby trustee in arrangement, reorganization, liquidation or other bankruptcy or insolvency proceedings or person performing similar functions in comparable proceedings, and

                  (iii) to collect and receive any moneys or other property payable or deliverable on any such claims, and to distribute all amounts received with respect to the claims of the Holders of Notes or Coupons and of the Trustee on their behalf; and any trustee, receiver, or liquidator, custodian or other similar official is hereby authorized by each of the Holders to make payments to the Trustee, and, in the event that such Trustee shall consent to the making of payments directly to the Holders, to pay to such Trustee such amounts as shall be sufficient to cover reasonable compensation to such Trustee, each predecessor Trustee, the Collateral Agent and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by such Trustee, each predecessor Trustee and the Collateral Agent and all other amounts due to such Trustee, any predecessor Trustee or the Collateral Agent pursuant to Section 6.7.

         (e) Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Noteholder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar person.

         (f) All rights of action and of asserting claims under this Indenture, or under any of the Notes or any Coupon appertaining thereto, may be enforced by the Trustee without the possession of any of the Notes or any Coupon appertaining thereto or the production thereof at any trial or other proceedings relative thereto, and any such action or proceedings instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Trustee and Collateral Agent, each predecessor Trustee or Collateral Agent and their respective agents and attorneys, shall be for the ratable benefit of the Holders of the Notes and Holders of any Coupons in respect of which such action was taken.

         (g) In any proceedings brought by the Trustee, or any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party, the Trustee shall be held to represent all the Holders of the Notes or Coupons appertaining thereto in respect to which such action was taken, and it shall not be necessary to make any Holders of the Notes or Coupons appertaining thereto parties to any such proceedings.

         SECTION 5.5 Application of Proceeds. Any moneys collected by the Trustee pursuant to this Article in respect of the Notes shall be applied in the following order at the date or dates fixed by the Trustee and, in case of the distribution of such moneys on account of principal or interest, upon presentation of the Notes and any Coupons appertaining thereto in respect of which moneys have been collected and stamping (or otherwise noting) thereon the payment, or issuing Notes in reduced principal amounts in exchange for the presented Notes of like Series if only partially paid, or upon surrender thereof if fully paid:

              FIRST: To the payment of costs and expenses applicable to such Notes in respect of which moneys have been collected, including reasonable compensation to the Trustee and Collateral Agent and each predecessor Trustee or Collateral Agent and their respective agents and attorneys and of all expenses and liabilities incurred, and all advances made by the Trustee and each predecessor Trustee, and all other amounts due to the Trustee and Collateral Agent or any predecessor Trustee or Collateral Agent pursuant to Section 6.7;

                  SECOND: In case the principal of the Notes in respect of which moneys have been collected shall not have become and be then due and payable, to the payment of interest on the Notes in default in the order of the maturity of the installments of such interest, with interest (to the extent that such interest has been collected by the Trustee) upon the overdue installments of interest at the same rate as the rate of interest specified in such Notes, such payments to be made ratably to the persons entitled thereto, without discrimination or preference;

                  THIRD: In case the principal of the Notes in respect of which moneys have been collected shall have become and shall be then due and payable, to the payment of the whole amount then owing and unpaid upon all the Notes for principal and interest, with interest upon the overdue principal, and (to the extent that payment of such interest is permissible by law and that such interest has been collected by the Trustee) upon overdue installments of interest at the same rate as the rate of interest specified in the Notes; and in case such moneys shall be insufficient to pay in full the whole amount so due and unpaid upon the Notes or Coupons, then to the payment of such principal and interest without preference or priority of principal over interest or of interest over principal, or of any installment of interest over any other installment of interest, ratably to the aggregate of such principal and accrued and unpaid interest; and

                  FOURTH: To the payment of the remainder, if any, to the Company or any other person lawfully entitled thereto.

         SECTION 5.6 Suits for Enforcement. In case an Event of Default has occurred, has not been waived and is continuing, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of such rights, either at law or in equity or in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

         SECTION 5.7 Restoration of Rights on Abandonment of Proceedings. In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Trustee, then and in every such case the Company and the Trustee shall be restored respectively to their former positions and rights hereunder, and all rights, remedies and powers of the Company, the Trustee and the Noteholders shall continue as though no such proceedings had been taken.

         SECTION 5.8       Limitations on Suits by Noteholders.

         (a) No Holder of any Note or Holder of any Coupon shall have any right by virtue or by availing of any provision of this Indenture to institute any action or proceeding at law or in equity or in bankruptcy or otherwise upon or under or with respect to this Indenture, or for the appointment of a trustee, receiver, liquidator, custodian or other similar official or for any other remedy hereunder, unless

                  (i) such Holder previously shall have given to the Trustee written notice of default and of the continuance thereof, as hereinbefore provided, and

                  (ii) the Holders of not less than 25% in aggregate principal amount of the Notes then Outstanding shall have made written request upon the Trustee to institute such action or proceedings in its own name as trustee hereunder and shall have offered to the Trustee such reasonable indemnity, as it may require against the costs, expenses and liabilities to be incurred therein or thereby and the Trustee for 60 days after its receipt of such notice, request and offer of indemnity shall have failed to institute any such action or proceeding, and no direction inconsistent with such written request shall have been given to the Trustee pursuant to Section 5.11.

         (b) It is hereby expressly covenanted by the taker and Holder of every Note and by the Holder of any Coupon with every other taker and Holder of any Note or Coupon and the Trustee, that no one or more Holders of the

Notes or Coupons shall have any right in any manner whatever, by virtue or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any other such Holder of Notes or Coupons, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders of Notes and Coupons. For the protection and enforcement of the provisions of this Section, each and every such Holder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

         SECTION 5.9 Unconditional Right of Noteholders to Institute Certain Suits. Notwithstanding any provision in this Indenture and any provision of any Note or Coupon, the right of any Holder of any Note and the right of any Holder of any Coupon appertaining thereto to receive payment of principal or interest on such Note or Coupon, in the respective amount and in the appropriate currency on or after the respective due dates expressed in such Note, or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

         SECTION 5.10 Powers and Remedies Cumulative; Delay or Omission Not Waiver of Default. Except as provided in Section 5.8, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

         No delay or omission of the Trustee or of any Holder to exercise any right or power accruing upon any Event of Default occurring and continuing as aforesaid shall impair any such right or power or shall be construed to be a waiver of any such Event of Default or an acquiescence therein; and, subject to
Section 5.8, every power and remedy given by this Indenture or by law to the Trustee, to the Noteholders or to the Holder of any Coupon appertaining thereto may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee, the Noteholders or Holders of any Coupon.

         SECTION 5.11 Control by Noteholders. The Holders of a majority in aggregate principal amount of the Notes affected at the time Outstanding shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee with respect to the Notes by this Indenture; provided that such direction shall not be otherwise than in accordance with law and the provisions of this Indenture and provided further that (subject to the provisions of Section 6.1) the Trustee shall have the right to decline to follow any such direction if the Trustee, being advised by counsel, shall determine that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith shall determine that the action or proceedings so directed would involve the Trustee in personal liability, or if the Trustee in good faith shall so determine that the actions or forbearance specified in or pursuant to such direction would be unduly prejudicial to the interests of Holders of the Notes or of the Holders of any Coupons appertaining thereto not joining in the giving of said direction, it being understood that (subject to Section 6.1) the Trustee shall have no duty to ascertain whether or not such actions or forbearance are unduly prejudicial to such Holders.

         Nothing in this Indenture shall impair the right of the Trustee in its discretion to take any action deemed proper by the Trustee and which is not inconsistent with such direction or directions by Noteholders.

         SECTION 5.12 Waiver of Past Defaults. Prior to the declaration of the acceleration of the maturity of the Notes as provided in Section 5.2, the Holders of a majority in aggregate principal amount of Notes at the time Outstanding may, on behalf of the Holders of all the Notes of such Series and Holders of all Coupons, waive any past default hereunder or its consequences, except a default in the payment of the principal of or interest on any Note. In the case of any such waiver, the Company, the Trustee, the Noteholders and the Holder of any Coupon appertaining thereto shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

         Upon any such waiver, such default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.


                                   ARTICLE SIX

                      THE TRUSTEE AND THE COLLATERAL AGENT

         SECTION 6.1 Duties and Responsibilities of the Trustee; During Default; Prior to Default. The Trustee, prior to the occurrence of an Event of Default with respect to the Notes or after the curing or waiving of an Event of Default which may have occurred with respect to the Notes, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Event of Default with respect to the Notes has occurred (which has not been cured or waived) of which a Responsible Officer has actual knowledge, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

         No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct, except that:

         (a) prior to the occurrence of an Event of Default with respect to the Notes and after the curing or waiving of any such Event of Default with respect to the Notes which may have occurred:

                  (i) the duties and obligations of the Trustee with respect to the Notes shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                  (ii) in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any statements, certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such statements, certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform on their face to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein);

         (b) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

         (c) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders pursuant to Section 5.11 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.

         None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there shall be reasonable ground for believing that the repayment of such funds or adequate indemnity against such liability is not reasonably assured to it.

         Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the conditions of this Section 6.1.

         SECTION 6.2       Certain Rights of the Trustee.  Subject to Section
6.1:

         (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, note, coupon, security or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

         (b) any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officers' Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors may be evidenced to the Trustee by a copy thereof certified by the secretary or any assistant secretary of the Company;

         (c) the Trustee may consult with counsel of its selection and reasonably satisfactory to the Company and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

         (d) the Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Indenture at the request, order or direction of any of the Noteholders pursuant to the provisions of this Indenture, unless such Noteholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred therein or thereby;

         (e) the Trustee shall not be liable for any action taken or omitted by it in good faith and reasonably believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture;

         (f) prior to the occurrence of any Event of Default hereunder and after the curing or waiving of all Events of Default, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond, debenture, note, coupon, security, or other paper or document unless requested in writing to do so by the Holders of not less than a majority in aggregate principal amount of the Notes affected then Outstanding; provided that, if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity against such expenses or liabilities as a condition to proceeding; the reasonable expenses of every such investigation shall be paid by the Company or, if paid by the Trustee or any predecessor Trustee, shall be repaid by the Company upon demand; and

         (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys not regularly in its employ and the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed with due care by it hereunder.

         (h) the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

         SECTION 6.3 Rights, Duties and Responsibilities of the Collateral Agent; Additional Collateral Agents.

         (a) The Collateral Agent has been appointed by the Company to act as Collateral Agent for the Trust Estate in accordance with the terms of Article Four. The Collateral Agent shall act or be required to act only in accordance with the terms of this Indenture.

         (b) Notwithstanding anything else in this Indenture to the contrary, at any time that the Trustee and the Collateral Agent are the same person, neither of them shall be required to issue instructions or notices to the other in fulfilling their respective duties hereunder.

         (c) Whenever the Collateral Agent shall deem it necessary or prudent in order either to (1) conform to any applicable law, or (2) make any claim or bring any suit with respect to the Pledged Securities or the Trust Estate, or in the event that the Collateral Agent shall have been requested to do so by the holders of a majority of the aggregate principal amount outstanding of the Notes, acting together, the Company shall, promptly upon receipt of written notice from the Collateral Agent, take such action as may be necessary or proper to constitute and appoint another bank or trust company, to act as either an additional collateral agent, jointly with the Collateral Agent, or as a separate collateral agent (any such additional or separate agent being herein called an "Additional Collateral Agent"). Any Additional Collateral Agent so appointed shall have such powers as may be granted pursuant to such action and the Additional Collateral Agent shall be vested with any property, title, right or power of the Collateral Agent deemed necessary or advisable by the Collateral Agent, subject to the remaining provisions of this Section 6.3. Each Additional Collateral Agent appointed pursuant to this Section shall otherwise be subject to, and shall have the benefits of the appointment under this Indenture, insofar as they apply to the Collateral Agent. The Collateral Agent may execute, deliver and perform any deed, conveyance, assignment or other instrument in writing as may be required by any Additional Collateral Agent to more fully and certainly vest in him any property, title, right or power which by the terms of such agreement supplemental hereto are expressed to be conveyed or conferred to or upon such Additional Collateral Agent under this Indenture.

         (d) If at any time the Collateral Agent shall deem it no longer necessary or prudent in order to conform to any law or take any such action, or in the event that the Collateral Agent shall have been requested to do so in writing by the holders of a majority of the aggregate principal amount outstanding of the Notes, acting together, the Collateral Agent shall execute and deliver an agreement supplemental hereto and all other instruments and agreements necessary or proper to remove any Additional Collateral Agent.

         (e) Any request, approval or consent in writing by the Collateral Agent to any Additional Collateral Agent shall be sufficient warrant to such Additional Collateral Agent to take such action as may be so requested, approved or consented.

         (f)      The Company agrees:

                  (i) to pay to the Collateral Agent from time to time reasonable compensation for all services rendered by it hereunder;

                  (ii) except as otherwise expressly provided herein, to reimburse the Collateral Agent upon its request for all reasonable expenses, disbursements and advances incurred or made by the Collateral Agent in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

                  (iii) to indemnify the Collateral Agent for, and to hold it harmless against, any loss, liability or expense incurred without gross negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder and its duties hereunder, including the costs and expenses of defending itself against or investigating any claim of liability in connection with the exercise or performance of any of its powers or duties hereunder. The obligations of the Company under this Section to compensate and indemnify the Collateral Agent and to pay or reimburse the Collateral Agent for expenses, disbursements and advances shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture. Such additional indebtedness shall be a senior claim to that of the Notes upon all property and funds held or collected by the Collateral Agent as such.

         SECTION 6.4 Not Responsible for Recitals, Disposition of Notes or Application of Proceeds Thereof. The recitals contained herein and in the Notes, except the Trustee's certificate of authentication, shall be taken as the statements of the Company, and neither the Trustee nor the Collateral Agent assume responsibility for the correctness of the same. Neither the Trustee nor the Collateral Agent makes any representation as to the validity or sufficiency of this Indenture or of the Notes or the Coupons. The Trustee and the Collateral Agent each represents that it is duly authorized to execute and deliver this Indenture and perform its obligations hereunder. Neither the Trustee nor the Collateral Agent shall be accountable for the use or application by the Company of any of the Notes or of the proceeds thereof.

         SECTION 6.5 Trustee and Agents May Hold Notes; Collections, etc. Each of the Trustee, the Collateral Agent, any Paying Agent or any agent of the Company, the Trustee or the Collateral Agent, in its respective individual or any other capacity, may become the owner or pledgee of any Notes or Coupons with the same rights it would have if it were not the Trustee or such agent and, subject to Section 6.9, if operative, may otherwise deal with the Company and receive, collect, hold and retain collections from the Company with the same rights it would have if it were not the Trustee or such agent.

         SECTION 6.6 Moneys Held by Trustee. All moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by mandatory provisions of law. Neither the Trustee nor any agent of the Company or the Trustee shall be under any liability for interest on any moneys received by it hereunder.

         SECTION 6.7 Compensation and Indemnification of Trustee and Its Prior Claim. The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation in United States dollars (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) and the Company covenants and agrees to pay or reimburse the Trustee and each predecessor Trustee upon its request in Dollars for all reasonable expenses, disbursements and advances incurred or made by or on behalf of it in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all agents and other persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence or bad faith. The Company also covenants to indemnify the Trustee and each predecessor Trustee for, and to hold it harmless against, any loss, liability or expense, including taxes (other than taxes based upon, measured by, or determined by the income of the Trustee), incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this Indenture or the trusts hereunder and its duties hereunder, including the costs and expenses of defending itself against or investigating any claim of liability in the premises, including, without limitation, any claim or liability for backup withholding or non-resident alien withholding taxes (and interest and penalties thereon) under United States tax laws. The obligations of the Company under this Section to compensate and indemnify the Trustee and each predecessor Trustee and to pay or reimburse the Trustee and each predecessor Trustee for expenses, disbursements and advances shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture. Such additional indebtedness shall be a senior claim to that of the Notes upon all property and funds held or collected by the Trustee as such.

         The Trustee shall have a lien prior to the Notes as to all property and funds held by it hereunder for any amount owing it or any predecessor Trustee pursuant to this Section 6.7, except with respect to funds held in trust for the benefit of the Holders of particular Notes.

         When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 5.1(d), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable Federal or state bankruptcy, insolvency or other similar law.

         The provisions of this Section shall survive the termination of this Indenture.

         SECTION 6.8 Right of Trustee and Collateral Agent to Rely on Officers' Certificate, etc. Subject to Sections 6.1, 6.2 and 6.3, whenever in the administration of the trusts of this Indenture the Trustee or the Collateral Agent shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or bad faith on the part of the Trustee or the Collateral Agent, be deemed to be conclusively proved and established by an Officers' Certificate complying with Section 10.5 delivered to the Trustee or the Collateral Agent, and such certificate, in the absence of negligence or bad faith on the part of the Trustee or the Collateral Agent, shall be full warrant to the Trustee or the Collateral Agent for any action taken, suffered or omitted by it or under the provisions of this Indenture upon the faith thereof.

         SECTION 6.9 Disqualification of Trustee or Collateral Agent; Conflicting Interests. If the Notes shall be in default and the Trustee or the Collateral Agent for the Notes has or shall acquire any "conflicting interest" as hereinafter defined, it shall, within 90 days after ascertaining that it has such conflicting interest, and if the default to which such conflicting interest relates has not been cured or waived or otherwise eliminated before the end of such 90-day period, the Trustee or the Collateral Agent, as the case may be, shall, either eliminate such conflicting interest or resign in the manner and with the effect specified in this Indenture.

         For purposes of this Section 6.9, the Trustee (which term shall include the Collateral Agent for purposes of the following) with respect to the Series of Notes shall be deemed to have a conflicting interest if such Notes are in default (as such term is defined in Section 5.1, but exclusive of any period of grace or requirement of notice) and--

                  (1) such Trustee is trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the Company are outstanding, unless such other indenture is a collateral trust indenture under which the only collateral consists of Notes; or

                  (2) such Trustee or any of its directors or executive officers is an underwriter for the Company;

                  (3) such Trustee directly or indirectly controls or is directly or indirectly controlled by or is under direct or indirect common control with an underwriter for the Company;

                  (4) such Trustee or any of its directors or executive officers is a director, officer, partner, employee, appointee, or representative of the Company, or of an underwriter (other than the Trustee itself) for the Company who is currently engaged in the business of underwriting, except that--

                           (A) an individual may be a director and/or an
                  executive officer of such Trustee and a director and/or an executive officer of the Company, but may not be at the same time an executive officer of both such Trustee and of the Company, and

                           (B) if and so long as the number of directors of the
                  Trustee in office is more than nine, one additional individual may be a director and/or an executive officer of the Trustee and a director of the Company, and

                           (C) such Trustee may be designated by the Company or
                  by any underwriter for the Company, to act in the capacity of transfer agent, registrar, custodian, paying agent, fiscal agent, escrow agent, or depositary, or in any other similar capacity, or, subject to the provisions of paragraph (1) of this subsection, to act as trustee, whether under an indenture or otherwise.

                  (5) 10 per centum or more of the voting securities of such Trustee is beneficially owned either by the Company or by any director, partner, or executive officer thereof, or 20 per centum or more of such voting securities is beneficially owned, collectively, by any two or more of such persons; or 10 per centum or more of the voting securities of such Trustee is beneficially owned either by an underwriter for the Company or by any director, partner, or executive officer thereof, or is beneficially owned, collectively, by any two or more such persons;

                  (6) such Trustee is the beneficial owner of, or holds as collateral security for an obligation which is in default,

                           (A) 5 per centum or more of the voting securities, or
                  10 per centum or more of any other class of security, of the Company, not including securities issued under any other indenture under which such Trustee is also trustee, or

                           (B) 10 per centum or more of any class of security of
                  an underwriter for the Company;

                  (7) such Trustee is the beneficial owner of, or holds as collateral security for an obligation which is in default, 5 per centum or more of the voting securities of any person who, to the knowledge of the Trustee, owns 10 per centum or more of the voting securities of, or controls directly or is under direct or indirect common control with, the Company;

                  (8) such Trustee is the beneficial owner of, or holds as collateral security for an obligation which is in default, 10 per centum or more of any class of security of any person who, to the knowledge of the trustee, owns 50 per centum or more of the voting securities of the Company; or

                  (9) such Trustee owns, on the date of default upon the Notes (exclusive of any period of grace or requirement of notice) or any anniversary of such default while such default upon the Notes remains outstanding, in the capacity of executor, administrator, testamentary or inter vivos trustee, guardian, committee or conservator, or in any other similar capacity, an aggregate of 25 per centum or more of the voting securities, or of any class of security, of any person, the beneficial ownership of a specified percentage of which would have constituted a conflicting interest under paragraph (6), (7), or (8) of this subsection. As to any such securities of which the Trustee acquired ownership through becoming executor, administrator or testamentary trustee of an estate which include them, the provisions of the preceding sentence shall not apply for a period of not more than 2 years from the date of such acquisition, to the extent that such securities included in such estate do not exceed 25 per centum of such voting securities or 25 per centum of any such class of security. Promptly after the dates of any such default upon the Notes and annually in each succeeding year that the Notes remain in default such Trustee shall make a check of its holding of such securities in any of the above-mentioned capacities as of such dates. If the Company fails to make payment in full of principal or interest under this Indenture when and as the same becomes due and payable, and such failure continues for 30 days thereafter, the Trustee shall make a prompt check of its holdings of such securities in any of the above-mentioned capacities as of the date of the expiration of such 30-day period, and after such date, notwithstanding the foregoing provisions of this paragraph, all such securities so held by the trustee, with sole or joint control over such securities vested in it, shall be considered as though beneficially owned by such trustee, for the purposes of paragraphs (6), (7), and (8) of this subsection; or

                  (10) except under the circumstances described in paragraphs
         (1), (3), (4), (5) or (6) of Section 6.13(b), the Trustee shall be or shall become a creditor of the Company.

         SECTION 6.10 Resignation and Removal; Appointment of Successor Trustee.
(a) The Trustee, or any trustee or trustees hereafter appointed, may at any time resign with respect to the Series of Notes by giving written notice of resignation to the Company and by mailing notice thereof to the Holders in the manner and to the extent provided in Section 10.4. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee or trustees with respect to the applicable Notes by written instrument in duplicate, executed by authority of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee or trustees. If no successor trustee shall have been so appointed with respect to the Series and have accepted appointment within 30 days after the mailing of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee, or any Noteholder who has been a bona fide Holder of the Series for at least six months may, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

         (b) If at any time the Trustee or the Collateral Agent shall become incapable of competently fulfilling its duties with respect to the Notes, or shall be adjudged a bankrupt or insolvent, or a receiver or liquidator of the Trustee or the Collateral Agent, respectively, or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or the Collateral Agent, respectively, or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, the Company may remove the Trustee or the Collateral Agent with respect to the applicable Notes and appoint a successor trustee or Collateral Agent for such Notes by written instrument, in duplicate, executed by order of the Board of Directors of the Company, one copy of which instrument shall be delivered to the Trustee or Collateral Agent so removed and one copy to the successor trustee or Collateral Agent, or any Noteholder who has been a bona fide Holder of the Series for at least six months may on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee or Collateral Agent and the appointment of a successor trustee or Collateral Agent with respect to such Notes. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee or Collateral Agent and appoint a successor trustee or Collateral Agent.

         (c) The Holders of a majority in aggregate principal amount of the Notes may at any time remove the Trustee or Collateral Agent with respect to such Notes and appoint a successor trustee or Collateral Agent with respect to such Notes by delivering to the Trustee or Collateral Agent so removed, to the successor trustee or Collateral Agent so appointed and to the Company the evidence provided for in Section 7.3 of the action in that regard taken by the Noteholders.

         (d) Any resignation or removal of the Trustee or Collateral Agent with respect to the Notes and any appointment of a successor trustee or Collateral Agent with respect to the Notes pursuant to any of the provisions of this
Section 6.10 shall become effective upon acceptance of appointment by the successor trustee or Collateral Agent as provided in Section 6.11.

         SECTION 6.11 Acceptance of Appointment by Successor Trustee or Collateral Agent.

         (a) Any successor Trustee or Collateral Agent appointed as provided in
Section 6.10 shall execute and deliver to the Company and to its predecessor Trustee or Collateral Agent an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor with respect to all or any applicable Note shall become effective and such successor, without any further act, deed or conveyance, shall become vested with all rights, powers, duties and obligations with respect to the Notes of its predecessor hereunder, with like effect as if originally named trustee or Collateral Agent for such Series hereunder.

         (b) On the written request of the Company or of the successor Trustee or Collateral Agent, upon payment of its charges then unpaid, the Trustee or Collateral Agent ceasing to act shall, subject to Section 2.3(m), pay over to its successor all moneys at the time held by it hereunder and shall execute and deliver an instrument transferring to such successor all such rights, powers, duties and obligations.

         (c) Upon request of any such successor Trustee or Collateral Agent, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor all such rights and powers. Any Trustee or Collateral Agent ceasing to act shall, nevertheless, retain a prior claim upon all property or funds held or collected by such Trustee or Collateral Agent to secure any amounts then due it pursuant to the provisions of Section 6.7.

         (d) If a successor Trustee is appointed with respect to any Notes, the Company, the predecessor Trustee, each successor trustee with respect to the Notes and the Collateral Agent shall execute and deliver an indenture supplemental hereto which shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the predecessor Trustee with respect to the Notes as to which the predecessor Trustee is not retiring shall continue to be vested in the predecessor Trustee, and shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such trustees co-trustees of the same trust and that each such trustee shall be trustee of a trust or trusts under separate indentures.

         Upon acceptance of appointment by any successor trustee or Collateral Agent as provided in this Section 6.11, the Company shall give notice in the manner and to the extent provided in Section 10.4 to the Holders of the Notes for which such successor trustee or Collateral Agent is acting. If the acceptance of appointment is substantially contemporaneous with the resignation, then the notice called for by the preceding sentence may be combined with the notice called for by Section 6.10. If the Company fails to mail such notice within ten days after acceptance of appointment by the successor, the successor shall cause such notice to be mailed at the expense of the Company.

         SECTION 6.12 Merger, Conversion, Consolidation or Succession to Business of Trustee or Collateral Agent. Any corporation into which the Trustee or Collateral Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee or Collateral Agent shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee or Collateral Agent, shall be the successor of the Trustee or Collateral Agent hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

         In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture, any of the Notes of the Series shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee and deliver such Notes so authenticated; and, in case at that time any of the Notes of the Series shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor Trustee hereunder or in the name of the successor Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have; provided, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

         SECTION 6.13 Preferential Collection of Claims Against the Company. (a) Subject to the provisions of this Section, if the Trustee shall be or shall become a creditor, directly or indirectly, secured or unsecured, of the Company within three months prior to a default, as defined in subsection (c) of this Section, or subsequent to such a default, then, unless and until such default shall be cured, the Trustee shall set apart and hold in a special account for the benefit of the Trustee individually, the Holders of the Securities of such Series, the Holders of Coupons, if any appertaining thereto, and the holders of other indenture securities (as defined in this section):

                  (1) an amount equal to any and all reductions in the amount due and owing upon any claim as such creditor in respect of principal or interest, effected after the beginning of such three month period and valid as against the Company and its other creditors, except any such reduction resulting from the receipt or disposition of any property described in subsection (a)(2) of this Section, or from the exercise of any right of set-off which the Trustee could have exercised if a petition in bankruptcy had been filed by or against the Company upon the date of such default; and

                  (2) all property received by the Trustee in respect of any claim as such creditor, either as security therefor, or in satisfaction or composition thereof, or otherwise, after the beginning of such three month period, or an amount equal to the proceeds of any such property, if disposed of, subject, however, to the rights, if any, of the Company and its other creditors in such property or such proceeds.

         Nothing herein contained, however, shall affect the right of the
Trustee:

                           (A) to retain for its own account (i) payments made
                  on account of any such claim by any person (other than the Company) who is liable thereon, (ii) the proceeds of the bona fide sale of any such claim by the Trustee to a third person, and (iii) distributions made in cash, securities or other property in respect of claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to Title 11 of the United States Code or applicable state law;

                           (B) to realize, for its own account, upon any
                  property held by it as security for any such claim, if such property was so held prior to the beginning of such four month period;

                           (C) to realize, for its own account, but only to the
                  extent of the claim hereinafter mentioned, upon any property held by it as security for any such claim, if such claim was created after the beginning of such three month period and such property was received as security therefor simultaneously with the creation thereof, and if the Trustee shall sustain the burden of proving that at the time such property was so received the Trustee had no reasonable cause to believe that a default as defined in subsection (c) of this Section would occur within three months; or

                           (D) to receive payment on any claim referred to in
                  paragraph (B) or (C), against the release of any property held as security for such claim as provided in such paragraph (B) or (C), as the case may be, to the extent of the fair value of such property.

         For the purposes of paragraphs (B), (C) and (D), property substituted after the beginning of such three month period for property held as security at the time of such substitution shall, to the extent of the fair value of the property released, have the same status as the property released, and, to the extent that any claim referred to in any of such paragraphs is created in renewal of or in substitution for or for the purpose of repaying or refunding any pre-existing claim of the Trustee as such creditor, such claim shall have the same status as such pre-existing claim.

         If the Trustee shall be required to account, the funds and property held in such special account and the proceeds thereof shall be apportioned between the Trustee, the Securityholders, the Holders of Coupons, if any, appertaining thereto and the holders of other indenture securities in such manner that the Trustee, such Securityholders and the holders of other indenture securities realize, as a result of payments from such special account and payments of dividends on claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to Title 11 of the United States Code or applicable State law, the same percentage of their respective claims, figured before crediting to the claim of the Trustee anything on account of the receipt by it from the Company of the funds and property in such special account and before crediting to the respective claims of the Trustee, such Securityholders and the holders of other indenture securities, dividends on claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to Title 11 of the United States Code or applicable State law, but after crediting thereon receipts on account of the indebtedness represented by their respective claims from all sources other than from such dividends and from the funds and property so held in such special account. As used in this paragraph, with respect to any claim, the term "dividends" shall include any distribution with respect to such claim, in bankruptcy or receivership or in proceedings for reorganization pursuant to Title 11 of the United States Code or applicable State law, whether such distribution is made in cash, securities or other property, but shall not include any such distribution with respect to the secured portion, if any, of such claim. The court in which such bankruptcy, receivership or proceeding for reorganization is pending shall have jurisdiction (i) to apportion between the Trustee, such Securityholders and the holders of other indenture securities, in accordance with the provisions of this paragraph, the funds and the property held in such special account and the proceeds thereof, or
(ii) in lieu of such apportionment, in whole or in part, to give to the provisions of this paragraph due consideration in determining the fairness of the distributions to be made to the Trustee, such Securityholders and the holders of other indenture securities with respect to their respective claims, in which event it shall not be necessary to liquidate or to appraise the value of any securities or other property held in such special account or as security for any such claim, or to make a specific allocation of such distributions as between the secured and unsecured portions of such claims, or otherwise to apply the provisions of this paragraph as a mathematical formula.

         Any Trustee who has resigned or been removed after the beginning of such three month period shall be subject to the provisions of this subsection
(a) as though such resignation or removal had not occurred. If any Trustee has resigned or been removed prior to the beginning of such three month period, it shall be subject to the provisions of this subsection (a) if and only if the following conditions exist:

                  (i) the receipt of property or reduction of claim which would have given rise to the obligation to account, if such Trustee had continued as trustee, occurred after the beginning of such three month period; and

                  (ii) such receipt of property or reduction of claim occurred within three months after such resignation or removal.

         (b) There shall be excluded from the operation of this Section a creditor relationship arising from:

                  (1) the ownership or acquisition of securities issued under any indenture, or any security or securities having a maturity of one year or more at the time of acquisition by the Trustee;

                  (2) advances authorized by a receivership or bankruptcy court of competent jurisdiction or by this Indenture for the purpose of preserving any property which shall at any time be subject to the lien of this Indenture or of discharging tax liens or other prior liens or encumbrances thereon, if notice of such advance and of the circumstances surrounding the making thereof is given to the Securityholders of the applicable Series of Securities and the Holders of the Coupons, if any, appertaining thereto, at the time and in the manner provided in this Indenture;

                  (3) disbursements made in the ordinary course of business in the capacity of trustee under an indenture, transfer agent, registrar, custodian, paying agent, fiscal agent or depositary, or other similar capacity;

                  (4) an indebtedness created as a result of services rendered or premises rented or an indebtedness created as a result of goods or securities sold in a cash transaction as defined in subsection (c)(3) below;

                  (5) the ownership of stock or of other securities of a corporation organized under the provisions of Section 25(a) of the Federal Reserve Act, as amended, which is directly or indirectly a creditor of the Company; or

                  (6) the acquisition, ownership, acceptance or negotiation of any drafts, bills of exchange, acceptances or obligations which fall within the classification of self-liquidating paper as defined in subsection (c)(4) of this Section.

         (c)      As used in this Section:

                  (1) the term "default" shall mean any failure to make payment in full of the principal of or interest upon any of the Securities or upon the other indenture securities when and as such principal or interest becomes due and payable;

                  (2) the term "other indenture securities" shall mean securities upon which the Company is an obligor (as defined in the Trust Indenture Act of 1939) outstanding under any other indenture (i) under which the Trustee is also trustee, (ii) which contains provisions substantially similar to the provisions of subsection (a) of this Section, and (iii) under which a default exists at the time of the apportionment of the funds and property held in said special account;

                  (3) the term "cash transaction" shall mean any transaction in which full payment for goods or securities sold is made within seven days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand;

                  (4) the term "self-liquidating paper" shall mean any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred by the Company for the purpose of financing the purchase, processing, manufacture, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of, or a lien upon the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security, provided the security is received by the Trustee simultaneously with the creation of the creditor relationship with the Company arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation; and

                  (5) the term "Company" shall mean any obligor upon the Securities.


                                  ARTICLE SEVEN

                             MEETINGS OF NOTEHOLDERS

         SECTION 7.1       Meetings of Holders.

         (a) Any action to be taken by the Holders of any Notes, except with respect to the giving of a "Notice of Default" as provided in 5.1 hereof, shall be taken at a meeting duly called and held in accordance with the provisions of this Section 7.1.

         (b) Notice of any meeting of the Holders of any Notes, setting forth the time and place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given in accordance with Section 10.4 at least twice, the first publication to be not less than 20 nor more than 180 days prior to the date fixed for the meeting. To be entitled to vote at any meeting of Holders of Notes, a person shall be either a Holder of one or more Notes (including the beneficial owners of interests in the Temporary Global Note) or a person appointed by an instrument in writing as proxy by the Holder of one or more Notes. The only persons who shall be entitled to be present or to speak at any meeting of Holders of Notes shall be the persons entitled to vote at such meeting and their counsel and any representatives of the Company and its counsel.

         (c) The persons entitled to vote a majority in principal amount of the Notes at the time outstanding shall constitute a quorum at a meeting of the Holders of such Notes convened for the purpose referred to above except as hereinafter provided. No business shall be transacted in the absence of a quorum, unless a quorum is present when the meeting is called to order. In the absence of a quorum, the meeting shall be adjourned for a period of not less than 10 days as determined by the chairman of the meeting. In the absence of a quorum at any such adjourned meeting, such adjourned meeting shall be further adjourned for a period of not less than 10 days as determined by the chairman of the meeting. Notice of the reconvening of any adjourned meeting shall be given as provided above except that such notice need be given only once but must be given not less than five days prior to the date on which the meeting is scheduled to be reconvened. Subject to the foregoing, at the reconvening of any such meeting further adjourned for the lack of a quorum, the persons entitled to vote 25% in principal amount of the Notes at the time outstanding shall constitute a quorum for the taking of any action set forth in the notice of the original meeting. Notice of the reconvening of an adjourned meeting shall state expressly the percentage of the aggregate principal amount of the outstanding Notes which shall constitute a quorum.

         (d) At a meeting or an adjourned meeting duly convened and at which a quorum is present as aforesaid, any resolution to amend, or to waive compliance with, any of the covenants or conditions provided for in this Indenture or in the Notes shall be effectively passed and/or decided by the persons entitled to vote the lesser of (i) a majority in principal amount of the Notes then outstanding and (ii) 75% in principal amount of the Notes represented and voting at the meeting. Any Holder of Notes who has executed an instrument in writing appointing a person as proxy shall be deemed to be present for the purposes of determining a quorum and be deemed to have voted if such person duly appointed as proxy is present and has voted; provided that such Holder shall be considered as present for the purposes of determining a quorum or voting only with respect to the matters covered by such instrument in writing. Any resolution passed or decision taken at any meeting of Holders of Notes duly held in accordance with this Section shall be binding on all the Holders of Notes whether or not present or represented at the meeting.

         (e) The holding of Notes shall be proved by the production of such Notes or by a certificate, satisfactory to the Company, executed by any bank, banker, trust company or recognized securities dealer, wherever situated, satisfactory to the Company. Each such certificate shall be dated and shall state that on the date thereof a Note bearing a specified serial number was deposited with or exhibited to such bank, banker, trust company, or recognized securities dealer by the person named in such certificate. Any such certificate may be issued in respect of one or more Notes specified therein. The holding by the person named in any such certificate of any Note specified therein shall be presumed to continue for a period of one year from the date of such certificate unless at the time of any determination of such holding (i) another certificate bearing a later date issued in respect to the same Note shall be produced, (ii) the Note specified in such certificate shall be produced by some other person or
(iii) the Notes specified in such certificate shall have ceased to be outstanding. The appointment of any proxy shall be proved by having the signature of the person executing the proxy guaranteed by any bank, banker, trust company or London or New York Stock Exchange member firm satisfactory to the Company.

         (f) The Company shall appoint a temporary chairman of the meeting. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Holders of a majority in principal amount of the Notes voting at such meeting. At any such meeting each Noteholder shall be entitled to one vote for each $1,000 of principal amount held or represented by him. No vote shall be cast or counted at any meeting in respect of any Note challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote except as a Holder of Notes or proxy. Any meeting of Holders of Notes duly called at which a quorum is present may be adjourned from time to time, and the meeting be held as so adjourned without further notice.

         (g) The vote upon any resolution submitted to any meeting of Holders of Notes shall be by written ballot on which shall be subscribed the signatures of the Holders of Notes or proxies and on which shall be inscribed the serial number or numbers of the Notes held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Holders of Notes shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was published as provided above. The record shall be signed and verified by the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other duplicate to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

         SECTION 7.2 No Delay of Rights by Meeting. Nothing in this Article Seven shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Holders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Holders under any of the provisions of this Indenture or of the Notes.

         SECTION 7.3       Evidence of Action Taken by Noteholders.

         Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by a specified percentage in principal amount of the Noteholders may be evidenced by one or more instruments of substantially similar tenor signed by such specified percentage of Noteholders in person or by agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee. Proof of execution of any instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Sections
6.1 and 6.2) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Article.

         SECTION 7.4 Notes Owned by Company Deemed Not Outstanding. In determining whether the Holders of the requisite aggregate principal amount of Outstanding Notes have concurred in any direction, consent or waiver under this Indenture or whether a quorum is present at any meeting of Noteholders, Notes which are owned by the Company or any other obligor on the Notes with respect to which such determination is being made or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any other obligor on the Notes with respect to which such determination is being made shall be disregarded and deemed not to be Outstanding for the purpose of any such determination, except that for the purpose of determining whether the Trustee or Collateral Agent shall be protected in relying on any such direction, consent or waiver, and for purposes of determining the presence of a quorum, only Notes which the Trustee knows are so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee or the Collateral Agent the pledgee's right so to act with respect to such Notes and that the pledgee is not the Company or any other obligor upon the Notes or any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any other obligor on the Notes. In case of a dispute as to such right, the advice of counsel shall be full protection in respect of any decision made by the Trustee or Collateral Agent in accordance with such advice. Upon request of the Trustee or Collateral Agent, the Company shall furnish to the Trustee or the Collateral Agent, as the case may be, promptly an Officers' Certificate listing and identifying all Notes, if any, known by the Company to be owned or held by or for the account of any of the above-described persons; and, subject to Sections 6.1, 6.2 and 6.3, the Trustee or Collateral Agent shall be entitled to accept such Officers' Certificate as conclusive evidence of the facts therein set forth and of the fact that all Notes not listed therein are Outstanding for the purpose of any such determination.


                                  ARTICLE EIGHT

                             SUPPLEMENTAL INDENTURES

         SECTION 8.1 Supplemental Indentures Without Consent of Noteholders. The Company, when authorized by a resolution of its Board of Directors, the Trustee, and the Collateral Agent may from time to time and at any time enter into an indenture or indentures supplemental hereto, in form satisfactory to such Trustee, for one or more of the following purposes:

                  (a) to evidence the succession of another corporation to the Company, or successive successions, and the assumption by the successor corporation of the covenants, agreements and obligations of the Company pursuant to Article Nine;

                  (b) to add to the covenants of the Company such further covenants, restrictions, conditions or provisions as its Board of Directors and the Trustee shall consider to be for the protection of the Holders of Notes or any Coupons, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an Event of Default permitting the enforcement of all or any of the several remedies provided in this Indenture as herein set forth; provided, that in respect of any such additional covenant, restriction, condition or provision such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such an Event of Default or may limit the remedies available to the Trustee or the Collateral Agent upon such an Event of Default or may limit the right of the Holders of a majority in aggregate principal amount of the Notes to waive such an Event of Default;

                  (c) to cure any ambiguity or to correct or supplement any provision contained herein or in any supplemental indenture which may be defective or inconsistent with any other provision contained herein or in any supplemental indenture; or to make such other provisions in regard to matters or questions arising under this Indenture or under any supplemental indenture as the Board of Directors may deem necessary or desirable and which shall not materially and adversely affect the interests of the Holders of the Notes or the Holders of any Coupons; or

                  (d) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee or Collateral Agent with respect to the Notes and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than the one Trustee or Collateral Agent, pursuant to the requirements of Section 6.11.

         The Trustee and the Collateral Agent are hereby authorized to join with the Company in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer, assignment, mortgage or pledge of any property thereunder, but the Trustee and the Collateral Agent shall not be obligated to enter into any such supplemental indenture which affects the Trustee's or the Collateral Agent's own rights, duties or immunities under this Indenture or otherwise.

         Any supplemental indenture authorized by the provisions of this Section may be executed without the consent of the Holders of any of the Notes at the time Outstanding, notwithstanding any of the provisions of Section 8.2.

         SECTION 8.2 Supplemental Indentures With Consent of Noteholders. With the consent (evidenced as provided in Article Seven) of the Holders of not less than a majority in aggregate principal amount of the Notes at the time Outstanding of the Series affected by such supplemental indenture (treated as one class), the Company, when authorized by a resolution of its Board of Directors, the Trustee and the Collateral Agent, may, from time to time and at any time, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Notes; provided, that no such supplemental indenture shall (a) extend the final maturity of any Note, or reduce the principal amount thereof or any premium thereon, or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable on redemption thereof, or impair or affect the right of any Noteholder to institute suit for payment thereof without the consent of the Holder of each Note so affected, or waive a default in the payment of the principal of or interest (including any Additional Amounts in respect thereof) on any Note, or change the stated maturity of the principal of or any installment of interest on any such Note; reduce the principal amount of or the rate of interest on any such Note or change the obligation of the Company to pay Additional Amounts with respect to such Note; change the currency of payment of principal of or interest on any such Note; impair the right to institute suit for the enforcement of any such payment on or with respect to any such Note; or modify the obligation of the Company to maintain an office or agency outside the United States for the purposes specified herein or (b) reduce the aforesaid percentage of Notes, the consent of the Holders of which is required for any such supplemental indenture, without the consent of the Holders of each Note so affected.

         Upon the request of the Company, accompanied by a copy of a resolution of the Board of Directors certified by the secretary or an assistant secretary of the Company authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee as aforesaid and other documents, if any, evidencing the action taken pursuant to Section 7.1, the Trustee and the Collateral Agent shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects such Trustee's or the Collateral Agent's own rights, duties or immunities under this Indenture or otherwise, in which case such Trustee or the Collateral Agent, respectively, may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

         It shall not be necessary for the consent of the Noteholders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

         Promptly after the execution by the Company, the Trustee and the Collateral Agent of any supplemental indenture pursuant to the provisions of this Section, the Company shall give notice in the manner and to the extent provided in Section 10.4 to the Noteholders affected thereby, setting forth in general terms the substance of such supplemental indenture. Any failure of the Company to provide such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

         SECTION 8.3 Effect of Supplemental Indenture. Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Collateral Agent, the Company and the Holders of Notes and the Holders of any Coupons affected thereby shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

         SECTION 8.4 Documents to Be Given to Trustee and Collateral Agent. The Trustee and the Collateral Agent, subject to the provisions of Sections 6.1, 6.2 and 6.3, shall receive an Officers' Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant to this Article Eight complies with the applicable provisions of this Indenture.


                                  ARTICLE NINE

                    CONSOLIDATION, MERGER, SALE OR CONVEYANCE

         SECTION 9.1 Company May Consolidate, etc., on Certain Terms. Subject to the provisions of Article Four and of Section 9.2, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of the Company with or into any other corporation or corporations (whether or not affiliated with the Company), or successive consolidations or mergers in which the Company or its successor or successors shall be a party or parties, or shall prevent any sale, conveyance or lease of all or substantially all the property of the Company to any other corporation (whether or not affiliated with the Company) authorized to acquire and operate the same; provided, however, and the Company hereby covenants and agrees, that upon any such consolidation, merger, sale, conveyance or lease, other than a merger in which the Company is the continuing corporation, the due and punctual payment of the principal of and interest on all of the Notes, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed by the Company, shall be expressly assumed, by supplemental indenture satisfactory in form to the Trustee and the

Collateral Agent, executed and delivered to the Trustee and the Collateral Agent by the corporation (if other than the Company) formed by such consolidation, or into which the Company shall have been merged, or by the corporation which shall have acquired or leased such property.

         SECTION 9.2 Notes to be Secured in Certain Events. If, upon any consolidation, merger, sale, conveyance or lease referred to in Section 9.1, or upon any consolidation or merger of any Restricted Subsidiary, or upon any sale, conveyance or lease of all or substantially all the property of any Restricted Subsidiary to any other corporation, any Principal Property of the Company or of any Restricted Subsidiary or any shares of capital stock or indebtedness of any Restricted Subsidiary which is owned immediately after such consolidation, merger, sale, conveyance or lease by the Company or a Restricted Subsidiary or a successor to the Company pursuant to Sections 9.1 and 9.3 would thereupon become subject to any mortgage, security interest, pledge, lien or encumbrance (other than a mortgage, security interest, pledge, lien or encumbrance in favor of the Company, a Restricted Subsidiary or any such successor), the Company, prior to or concurrently with such consolidation, merger, sale, conveyance or lease, will effectively provide that the Notes shall be secured (equally and ratably with, if the Company shall determine, any other indebtedness of or guaranteed by the Company or a Restricted Subsidiary ranking equally with the Notes) by a direct lien on such Principal Property, shares of stock or indebtedness, prior to all liens other than any theretofore existing thereon, so long as such Principal Property, shares of stock or indebtedness shall be subject to such mortgage, security interest, pledge, lien or encumbrance.

         SECTION 9.3 Successor Corporation Substituted. In case of any such consolidation, merger, sale or conveyance, and following such an assumption by the successor corporation, such successor corporation shall succeed to and be substituted for the Company, with the same effect as if it had been named herein. Such successor corporation may cause to be signed, and may issue either in its own name or in the name of the Company prior to such succession any or all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such successor corporation instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver any Notes and Coupons, if any, appertaining thereto, which previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication, and any Notes which such successor corporation thereafter shall cause to be signed and delivered to the Trustee for that purpose. All of the Notes and Coupons appertaining thereto so issued shall in all respects have the same legal rank and benefit under this Indenture, as the Notes and Coupons theretofore or thereafter issued in accordance with the terms of this Indenture, as though all of such Notes and Coupons had been issued at the date of the execution hereof.

         In case of any such consolidation, merger, sale, lease or conveyance, such changes in phraseology and form (but not in substance) may be made in the Notes and Coupons thereafter to be issued as may be appropriate.

         In the event of any such sale or conveyance (other than a conveyance by way of lease) the Company or any successor corporation which shall theretofore have become such in the manner described in this Article shall be discharged from all obligations and covenants under this Indenture and the Notes and may be liquidated and dissolved.

         SECTION 9.4 Opinion of Counsel. The Trustee and the Collateral Agent shall receive an Opinion of Counsel, prepared in accordance with Section 10.5, as conclusive evidence that any such consolidation, merger, sale, lease or conveyance complies with the applicable provisions of this Indenture.


                                   ARTICLE TEN

                            MISCELLANEOUS PROVISIONS

         SECTION 10.1 Incorporators, Stockholders, Officers and Directors of Company Exempt from Individual Liability. No recourse under or upon any obligation, covenant or agreement contained in this Indenture, in any Note or Coupon appertaining thereto, or because of any indebtedness evidenced thereby, shall be had against any incorporator, as such or against any past, present or future stockholder, officer or director, as such, of the Company or of any successor, either directly or through the Company or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Notes and Coupons, if any, by the Holders thereof and as part of the consideration for the issue of the Notes.

         SECTION 10.2 Provisions of Indenture for the Sole Benefit of Parties and Noteholders. Nothing in this Indenture or in the Notes or Coupons, expressed or implied, shall give or be construed to give to any Person, firm or corporation, other than the parties hereto, any Paying Agent and their successors hereunder and the Holders of the Notes and Coupons, if any, any legal or equitable right, remedy or claim under this Indenture or under any covenant or provision herein contained, all such covenants and provisions being for the sole benefit of the parties hereto and their successors and of the Holders of the Notes and Coupons.

         SECTION 10.3 Successors and Assigns of Company Bound by Indenture. All the covenants, stipulations, promises and agreements in this Indenture contained by or on behalf of the Company shall bind its successors and assigns, whether so expressed or not.

         SECTION 10.4      Notices and Communications.

         (a) Except where otherwise specifically provided, any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Holders of Notes or Coupons to or on the Company may be given or served by being deposited postage prepaid, first-class mail (except as otherwise specifically provided herein) addressed (until another address of the Company is filed by the Company with the Trustee) to Kellogg Company, One Kellogg Square, Battle Creek, Michigan 49016, Attention: Secretary. Any notice, direction, request or demand by any Noteholder to or upon the Trustee or Collateral Agent shall be deemed to have been sufficiently given or made, for all purposes, if given or made at the Corporate Trust Office of the Trustee or Collateral Agent, respectively. In case, by reason of the suspension of or irregularities in regular mail service, it shall be impracticable to mail notice to the Company when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

         (b) All communications hereunder between the Company, the Trustee, the Collateral Agent, and the Paying Agents, shall be in writing and shall be delivered at or sent by facsimile or telexed to the appropriate party at its address set forth on the signature pages of this Indenture or at such other address as such party shall have notified to the other parties in a communication complying with this Section 10.4(b). Any communication so sent by facsimile or telex shall be deemed to have been delivered at the time of dispatch with confirmation of receipt or confirmed answerback. The parties additionally understand that

                  (i) all communications relating to this Indenture between the Company and any of the Paying Agents or between the Paying Agents themselves shall be made through the Trustee.

                  (ii) any notices received by the Trustee on behalf of the Company under this Indenture and the Notes shall be delivered to the Company by the Trustee on the dates on which the Trustee receives such notices.

         (c) All notices to the Holders of interests in the Notes will be given by publication at least once:

                  (i) in a newspaper in the English language of general circulation in London (which is expected to be the Financial Times, and

                  (ii) so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of the Luxembourg Stock Exchange so require, in a newspaper of general circulation in Luxembourg (which is expected to be the Luxemburger Wort);

provided, however, if publication in London or Luxembourg is not practicable, publication may be made in another principal city in Europe in a newspaper of general circulation. Such notices will be deemed to have been given on the date of such publication, or if published on different dates, on the first date on which publication is made in any publication in which it is required. Couponholders will be deemed for all purposes to have notice of the contents of any notices given to the Noteholders in accordance with this paragraph.

         Until such time as any definitive Notes are issued, there may, so long as the Temporary Global Note is held in its entirety on behalf of Euroclear and Cedel, be substituted for such publication in London, the delivery of the relevant notice to Euroclear and Cedel for communication by them to the persons shown in their records as having interest in the Temporary Global Note credited to them and any such notices will be deemed to have been given on the seventh day after delivery to Euroclear and Cedel; provided, that the foregoing shall not relieve the Company of its obligation to publish any notices in a newspaper of general circulation in Luxembourg so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of the Luxembourg Stock Exchange so require such publication.

         SECTION 10.5 Officers' Certificates and Opinions of Counsel; Statements to Be Contained Therein. Upon any application or demand by the Company to the Trustee or Collateral Agent to take any action under any of the provisions of this Indenture, the Company shall furnish to the Trustee or Collateral Agent an Officers' Certificate stating that all conditions precedent provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or demand, no additional certificate or opinion need be furnished.

         Each certificate or opinion provided for in this Indenture and delivered to the Trustee or Collateral Agent with respect to compliance with a condition or covenant provided for in this Indenture shall include (a) a statement that the person making such certificate or opinion has read such covenant or condition, (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based, (c) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with and (d) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

         Any certificate, statement or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of or representations by counsel, unless such officer knows that the certificate or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous. Any certificate, statement or opinion of counsel may be based, insofar as it relates to factual matters, information with respect to which is in the possession of the Company, upon the certificate, statement or opinion of or representations by an officer or officers of the Company, unless such counsel knows that the certificate, statement or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

         Any certificate, statement or opinion of an officer of the Company or of counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representations by an accountant or firm of accountants in the employ of the Company, unless such officer or counsel, as the case may be, knows that the certificate or opinion or representations with respect to the accounting matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

         Any certificate or opinion of any independent firm of public accountants filed with the Trustee or Collateral Agent shall contain a statement that such firm is independent.

         SECTION 10.6      Governing Law.

         (a) (i) Subject to Section 10.6(b), this Indenture, the Temporary Global Note, the Notes and any Coupons appertaining thereto shall be governed and construed in accordance with the laws of the State of New York, United States of America. The pledge of the Pledged Securities will be governed by German law.

                  (ii) The Company hereby irrevocably submits to the non-exclusive jurisdiction of any New York State or United States Federal court sitting in The City and County of New York over any suit, action or proceeding arising out of or related to this Indenture or any Notes. The Company irrevocably waives, to the fullest extent permitted by law, any objection which it may have to the laying of the venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. The Company agrees that final judgment in any such suit, action or proceeding brought in such a court shall be conclusive and binding upon the Company and may be enforced in any court to the jurisdiction of which the Company is subject by a suit upon such judgment; provided that service of process is effected upon the Company in the manner specified in the following paragraph or as otherwise permitted by law.

                  (iii) As long as any of the Notes remain outstanding, the Company will at all times have an authorized agent in The City of New York, upon whom process may be served in any legal action or proceeding arising out of or relating to this Indenture or any Notes. Service of process upon such agent and written notice of such service mailed or delivered to the Company shall to the extent permitted by law be deemed in every respect effective service of process upon the Company in any such legal action or proceeding. The Company hereby appoints Citibank, N.A. as its agent for such purpose, and covenants and agrees that service of process in any legal action or proceeding may be made upon it at the office of such agent at 120 Wall Street, 13th Floor, New York, New York 10043. Attention: Corporate Trust Department (or at such other address or, at the office of such other authorized agent as the Company may designate by written notice to the Trustee), with a copy of the Company at the address for notices set forth in Section 10.4 hereof; provided that failure to deliver any such copy to the Company shall not affect the validity or effectiveness of any such service of process.

         (b) No failure to exercise, and no delay in exercising, on the part of the Holder of any Note or Coupon, any right with respect thereto shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or future exercise thereof or the exercise of any other right. Rights pursuant to the terms of the Notes shall be in addition to all other rights provided by law. No notice or demand given in any case shall constitute a waiver of rights to take other action in the same, similar or other instances without such notice or demand.

         SECTION 10.7 Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

         SECTION 10.8 Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.


                                   * * * * * *

         IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed all as of the day and year first above written.



Address:                                               KELLOGG COMPANY

One Kellogg Square
Battle Creek, Michigan 49016-3599                      By:    /S/ John R. Hinton
Attention: General Counsel                                -------------------------
Telephone:  (616) 961-2000                                  John R. Hinton
Facsimile: (616) 961-3276                                   Senior Vice President - Administration
Telex: 224454                                                 and Chief Financial Officer


Address:                                               CITIBANK, N.A.,
                                                             as Trustee and Collateral Agent
120 Wall Street, 13th Floor
New York, New York 10043
Attention: Corporate Trust                             By:    /S/ Wafaa Orfy
Telephone: (212) 412-6260                                 ------------------------
Facsimile: (212) 480-1614                                   Wafaa Orfy
Telex: BCA 235530                                           Senior Trust Officer
                                                            Authorized Signatory
Address:                                               CITIBANK, N.A.,
                                                            as Paying Agent
336 Strand
London WC2R 1HB England
Attention: Corporate Trust                             By:    /S/ Wafaa Orfy
Telephone: 44-171-500-5230                               -------------------------
Facsimile: 44-171-500-5278                                  Wafaa Orfy
Telex: 882151/896581                                        Senior Trust Officer
                                                            Authorized Signatory
Address:                                               CITIBANK (LUXEMBOURG) S.A.,
                                                            as Paying Agent
P.O. Box 1373
58 Boulevard Grande - Duchesse Charlotte
L-1330 Luxembourg
Attention: Corporate Trust                             By:    /S/ Wafaa Orfy
Telephone: 352 44 22 4060                                -------------------------
Facsimile: 352 44 22 4070                                   Wafaa Orfy
Telex: 2588 CITI LU                                         Senior Trust Officer
                                                            Authorized Signatory

Address:                                               CITIBANK, N.A., BRUSSELS BRANCH,
                                                            as Paying Agent
Boulevard General
Jacques, 263g
 B-1050 Brussels
Attention: Corporate Trust                             By:    /S/ Wafaa Orfy
Telephone: 32-2-626-6170                                  ------------------------
Facsimile: 32-2-626-5580                                    Wafaa Orfy
Telex: 65100 CIBK B                                         Senior Trust Officer
                                                            Authorized Signatory